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                                                                  CONFORMED COPY
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                          AGREEMENT AND PLAN OF MERGER


                          DATED AS OF NOVEMBER 3, 1996


                                     AMONG



                        BRITISH TELECOMMUNICATIONS PLC,

                         MCI COMMUNICATIONS CORPORATION

                                      AND

                              TADWORTH CORPORATION




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                               TABLE OF CONTENTS

                                                                                                                            Page
                                                                                                                            ----
                                                           ARTICLE I

                                                           THE MERGER

         1.1.    The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2.    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3.    Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4.    Effects of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.5.    Certificate of Incorporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.6.    By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.7.    Officers of Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.8.    Effect on Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (a)      Cancellation of Treasury Stock and BT-Owned Stock . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (b)      Conversion of MCI Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (c)      Allotment of BT Ordinary Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                                           ARTICLE II

                                                    EXCHANGE OF CERTIFICATES

         2.1.    Exchange Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.2.    Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.3.    Distributions with Respect to Unexchanged Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.4.    No Further Ownership Rights in MCI Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.5.    No Fractional BT ADSs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.6.    Termination of Exchange Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.7.    No Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.8.    Investment of Exchange Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.9.    Lost Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.10.   Withholding Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.11.   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.12.   Stock Transfer Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.13.   Restricted BT ADRs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.14.   Shares of Dissenting Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                                          ARTICLE III

                                                 REPRESENTATIONS AND WARRANTIES

         3.1.    Representations and Warranties of MCI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (a)      Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (b)      Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

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                                      -ii-

                 (c)      Authority; No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (d)      Reports and Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (e)      Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (f)      Compliance with Applicable Laws; Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . .  13
                 (g)      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (h)      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (i)      Subsidiaries and Equity Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (j)      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (k)      Section 203 of the DGCL Not Applicable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (l)      Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (m)      MCI Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (n)      Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (o)      Employee Benefit Plans; Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (p)      Brokers or Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (q)      Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (r)      Intellectual Property Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.2.    Representations and Warranties of BT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (a)      Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (b)      Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (c)      Authority; No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (d)      Reports and Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (e)      Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (f)      Compliance with Applicable Laws; Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . .  25
                 (g)      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (h)      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (i)      Subsidiaries and Equity Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (j)      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (k)      Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (l)      Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (m)      Employee Benefit Plans; Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (n)      Brokers or Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (o)      Ownership of MCI Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (p)      Intellectual Property Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.3.    Representations and Warranties of BT and Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (a)      Organization and Corporate Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (b)      Corporate Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (c)      Non-Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (d)      No Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                           ARTICLE IV

                                           COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1.    Covenants of MCI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

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                                     -iii-

                 (a)      Ordinary Course . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (b)      Dividends; Changes in Share Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (c)      Issuance of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (d)      Governing Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 (e)      No Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 (f)      No Dispositions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 (g)      Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 (h)      Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (i)      Other Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (j)      Accounting Methods; Income Tax Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (k)      Tax-Free Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (l)      Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.2.    Covenants of BT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (a)      Ordinary Course . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 (b)      Dividends; Changes in Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 (c)      Issuance of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 (d)      Governing Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 (e)      No Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 (f)      No Dispositions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 (g)      Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 (h)      Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 (i)      Other Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 (j)      Accounting Methods; Income Tax Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 (k)      Tax-Free Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 (l)      Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 (m)      Certain Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.3.    Advice of Changes; Government Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.4.    Transition Planning  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.5.    Control of Other Party's Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                           ARTICLE V

                                                     ADDITIONAL AGREEMENTS

         5.1.    Preparation of Disclosure Documents; MCI Stockholder and BT Shareholder Meetings . . . . . . . . . . . . .  39
         5.2.    BT Board of Directors; Officers; Headquarters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         5.3.    Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.4.    Approvals and Consents; Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.5.    Affiliates' and Auditors' Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.6.    Stock Exchange Listings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.7.    Acquisition Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.8.    Stock Options and Other Stock Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         5.9.    Employment Agreements; Employee Benefits Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

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
         5.10.   Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         5.11.   Indemnification; Directors' and Officers' Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         5.12.   Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         5.13.   Interim Cooperative Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         5.14.   Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         5.15.   Investment Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         5.16.   Repurchase Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         5.17.   Holding Company Structure; Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         5.18.   Global Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                           ARTICLE VI

                                                      CONDITIONS PRECEDENT

         6.1.    Conditions to Each Party's Obligation to Effect the Merger . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (a)      Stockholder Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (b)      Stock Exchange Listings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (c)      HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (d)      FCC Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (e)      Exon-Florio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 (f)      Securities Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 (g)      No Injunctions or Restraints, Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 (h)      No Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 (i)      EU Antitrust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 (j)      United Kingdom Treasury Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         6.2.    Additional Conditions to Obligations of BT and Merger Sub. . . . . . . . . . . . . . . . . . . . . . . . .  53
                 (a)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 (b)      Performance of Obligations of MCI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 (c)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 (d)      Inland Revenue Ruling . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 (e)      Required Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 (f)      Burdensome Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         6.3.    Additional Conditions to Obligations of MCI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 (a)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 (b)      Performance of Obligations of BT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 (c)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 (d)      Required Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 (e)      Burdensome Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                                                          ARTICLE VII

                                                   TERMINATION AND AMENDMENT

         7.1.    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

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
         7.2.    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         7.3.    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         7.4.    Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

                                                          ARTICLE VIII

                                                       GENERAL PROVISIONS

         8.1.    Non-Survival of Representations, Warranties and Agreements . . . . . . . . . . . . . . . . . . . . . . . .  60
         8.2.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         8.3.    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         8.4.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         8.5.    Entire Agreement; No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         8.6.    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         8.7.    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         8.8.    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         8.9.    Restrictive Trade Practices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         8.10.   Submission to Jurisdiction; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         8.11.   Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         8.12.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         8.13.   Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         8.14.   Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

                                LIST OF EXHIBITS


Exhibit          Title
5.2(a)           Reconstitution of the Board of Directors of BT


                                LIST OF ANNEXES


Annex            Title
A                Employee Benefits Matters
B                Summary of Terms and Conditions of Senior Retention ISUs, 1997 ISUs and Converted ISUs to Be Granted
                 Pursuant to the Agreement and Annex A Thereto

                           GLOSSARY OF DEFINED TERMS

                                                                                                                    Location of
Defined Term                                                                                                         Definition
------------                                                                                                         ----------
Acquisition Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 5.7(a)
ADR Depositary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         Section 2.1
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                            Preamble
Alternative Transaction Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 7.2(b)
Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     Section 8.12(a)
BT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                            Preamble
BT ADRs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                            Recitals
BT ADSs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                            Recitals
BT Burdensome Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 6.3(d)
BT Disclosure Document  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  Section 3.1(e)(ii)
BT Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         Section 3.2
BT Equity Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 3.2(i)
BT Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.2(l)(i)
BT Ordinary Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                            Recitals
BT Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 3.2(f)
BT Schemes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  Section 3.2(m)(ii)
BT SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.2(d)(i)
BT Shareholder Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 5.1(c)
BT Voting Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  Section 3.2(b)(ii)
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     Section 8.12(b)
Cash Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     Section  1.8(b)
Cause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                           Exh. B to
                                                                                                                        Annex A
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         Section 2.2
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         Section 1.2
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         Section 1.2
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                            Recitals
Combined Company Burdensome Condition . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 6.2(e)
Communications Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 Section 3.1(c)(iii)
Companies Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.2(b)(i)
Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         Section 5.3
Constructive Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                           Exh. B to
                                                                                                                        Annex A
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         Section 2.2
Conversion Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 5.8(b)
Converted ISU . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 5.8(d)
Covered Executives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             Annex A

                                                                                                                    Location of
Defined Term                                                                                                         Definition
------------                                                                                                         ----------
Delaware Certificate of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         Section 1.3
DGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                            Recitals
Disclosure Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 5.4(b)
Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        Section 2.14
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         Section 1.3
Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 5.9(a)
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.1(o)(i)
ESPP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             Annex A
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 Section 3.1(c)(iii)
Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         Section 2.1
Exchange Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         Section 2.1
Executive Retention Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             Annex A
Executive Severance Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             Annex A
Exon-Florio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 Section 3.1(c)(iii)
Expense Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 7.2(b)
Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        Section 5.10
FCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 Section 3.1(c)(iii)
FCC Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     Section 8.12(c)
Form F-4  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.1(e)(i)
Form F-6  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 5.1(a)
FSA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  Section 3.1(e)(ii)
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 Section 3.1(c)(iii)
HM Government . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.2(b)(i)
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 Section 3.1(c)(iii)
Intellectual Property Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 Section 3.1(r)(vii)
Investment Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 3.2(o)
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.1(o)(i)
Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 3.1(i)
LSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         Section 1.3
Management Employee Bonus Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             Annex A
Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     Section 8.12(d)
MCI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                            Preamble
MCI Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 5.8(f)
MCI Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.1(o)(i)
MCI Burdensome Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 6.2(e)
MCI Class A Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         Section 1.8
MCI Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                            Recitals
MCI Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         Section 3.1
MCI Equity Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     Section 3.1(i)

                                                                                                                    Location of
Defined Term                                                                                                         Definition
------------                                                                                                         ----------
MCI ISUs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 5.8(e)
MCI Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.1(l)(i)
MCI Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 3.1(f)
MCI Restricted Share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 5.8(d)
MCI SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.1(d)(i)
MCI Stockholders Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 5.1(b)
MCI Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 5.8(b)
MCI Stock Option Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.1(b)(i)
MCI Voting Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  Section 3.1(b)(ii)
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                            Recitals
Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 1.8(b)
Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                            Preamble
NASDAQ  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 Section 3.1(c)(iii)
1996 Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             Annex A
1997 ISUs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             Annex A
1997 Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             Annex A
NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 2.5(b)
Other Employee Bonus Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             Annex A
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     Section 8.12(f)
Proxy Statement/Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.1(e)(i)
Purchase Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             Annex A
Regulation 4064/89  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 Section 3.1(c)(iii)
Regulatory Approvals Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 6.3(d)
Restricted BT ADRs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        Section 2.13
Required BT Vote  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 3.2(k)
Required Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 Section 3.1(c)(iii)
Required MCI Votes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 3.1(l)
Required Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 6.2(e)
Retention Bonus Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             Annex A
Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.1(b)(i)
Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.1(b)(i)
Rule 145 Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        Section 2.13
Schedule 13E-3  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 5.1(a)
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        Section 2.13
Second Dividend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 1.8(c)
Senior Retention ISUs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             Annex A
Special Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.2(b)(i)
Stock Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 1.8(b)
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     Section 8.12(g)

                                                                                                                    Location of
Defined Term                                                                                                         Definition
------------                                                                                                         ----------
Superior Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 5.7(a)
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         Section 1.1
Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     Section 8.12(h)
Taxable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     Section 8.12(h)
Tax Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     Section 8.12(h)
Terminating BT Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 7.1(h)
Terminating MCI Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 7.1(g)
Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 7.1(b)
Termination Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      Section 7.2(b)
the other party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     Section 8.12(e)
U.K. GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.2(d)(i)
U.S. GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   Section 3.1(d)(i)
Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  Section 3.1(c)(ii)

                 AGREEMENT AND PLAN OF MERGER, dated as of November 3, 1996 (this "Agreement"), among BRITISH TELECOMMUNICATIONS plc, a public limited company incorporated under the laws of England and Wales ("BT"), MCI COMMUNICATIONS CORPORATION, a Delaware corporation ("MCI"), and TADWORTH CORPORATION, a Delaware corporation and a wholly owned subsidiary of BT ("Merger Sub").


                             W I T N E S S E T H :


                 WHEREAS, the respective Boards of Directors of BT, MCI and Merger Sub have each determined that the Merger is in the best interests of their respective shareholders and have approved the Merger upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.10 per share, of MCI ("MCI Common Stock"), other than shares owned directly or indirectly by BT or by MCI, will be converted into the right to receive ordinary shares of BT represented by American Depositary Shares of BT ("BT ADSs"), each representing ten ordinary shares of 25 pence each of BT ("BT Ordinary Shares") and evidenced by American Depositary Receipts ("BT ADRs") and cash;

                 WHEREAS, in order to effectuate the foregoing, MCI, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), will merge with and into Merger Sub (the "Merger");

                 WHEREAS, BT, MCI and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

                 WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement constitute a plan of reorganization within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.

                 NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER


                 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, MCI shall be merged with and into Merger Sub at the Effective Time. Following the Merger, the separate corporate existence of MCI shall cease and Merger Sub shall continue as the surviving corporation (the "Surviving Corporation").

                 1.2. Closing. The closing of the Merger (the "Closing") will take place on the fifth Business Day after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, unless another place is agreed to in writing by the parties hereto.

                 1.3. Effective Time. As soon as practicable following the Closing, the parties shall (i) take all steps to obtain admission to the official list of the London Stock Exchange (the "LSE") of the BT Ordinary Shares to be issued in connection with the Merger and (if possible) simultaneously with such admission file a certificate of merger (the "Delaware Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Delaware Certificate of Merger is duly filed with the Delaware Secretary of State or at such other time as BT and MCI shall agree in writing should be specified in the Delaware Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

                 1.4. Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of MCI and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of MCI and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                 1.5. Certificate of Incorporation. The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation (except that Article I of the Certificate of Incorporation shall be amended as of the Effective Time to read as follows: "The name of the Corporation is MCI Communications Corporation"), until thereafter changed or amended as provided therein or by applicable law.

                 1.6. By-Laws. The by-laws of Merger Sub as in effect at the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                 1.7. Officers of Surviving Corporation. The officers of MCI as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be, and BT and the Surviving Corporation shall use all reasonable efforts to cause such officers to be elected as of the Effective Time.

                 1.8. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of
(i) any shares of MCI Common Stock, (ii) any shares of Class A Common Stock, par value $.10 per share, of MCI ("MCI Class A Common Stock") or (iii) any shares of common stock, par value $.01 per share, of Merger Sub:

                 (a) Cancellation of Treasury Stock and BT-Owned Stock. Each share of MCI Common Stock that is owned by MCI as treasury stock and each share of MCI Common Stock and each share of MCI Class A Common Stock that are owned by BT or any wholly owned Subsidiary of BT (together, in each case, with the associated Right) shall automatically be cancelled and retired and shall cease to exist and no stock of BT or (subject to Section 1.8(c)) other consideration shall be delivered in exchange therefor.

                 (b)      Conversion of MCI Common Stock.  Subject to Section
         2.5 and Section 2.14, each issued and outstanding share of MCI Common Stock (other than shares to be cancelled in accordance with Section 1.8(a)) together with the associated Right shall be converted into the right to receive 0.54 BT ADSs (the "Stock Consideration") and $6.00 in cash (the "Cash Consideration" and, collectively with the Stock Consideration, the "Merger Consideration"). As of the Effective Time, all such shares of MCI Common Stock (and the associated Rights) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of MCI Common Stock (and the associated Rights) shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with Section 2.2, the Merger Consideration with respect to the shares of MCI Common Stock formerly represented thereby to which such holder is entitled pursuant to this Section 1.8 and a check in the amount of any cash in lieu of fractional BT ADSs to which such holder is entitled pursuant to Section 2.5(b), without interest.

                 (c) Allotment of BT Ordinary Shares. In consideration of and in exchange for the issuance to BT by the Surviving Corporation of such number of shares of common stock of the Surviving Corporation as BT shall specify, BT shall (i) allot and issue the number of BT Ordinary Shares represented by BT ADSs to be issued in the Merger to the ADR Depositary on behalf of the holders of MCI Common Stock entitled thereto for the purposes of giving effect to the conversion and exchange referred to in this Article I, (ii) cause the Surviving Corporation to pay cash in the amount required to be exchanged for shares of MCI Common Stock in the Merger pursuant to this Section 1.8 and any cash in lieu of fractional BT ADSs and (iii) agree to the cancellation of the MCI Class A Common Stock. Holders of BT ADSs to be issued in the Merger shall not be entitled to receive the forecast dividend, whether paid as an interim or final dividend, of 11.95 pence per BT Ordinary Share (the "Second Dividend") to be recommended for payment in respect of its financial year ending March 31, 1997 and BT shall in respect of the Second Dividend notify the LSE to mark the BT Ordinary Shares "ex-dividend" in the Stock Exchange Daily Official List on a date prior to the Effective Time. If the Effective Time shall be prior to March 31, 1998, such holders shall be entitled to receive the interim dividend payable by BT on the BT Ordinary Shares for the year ending March 31, 1998 (normally paid in February of each year) which shall be payable on the later of (i) the payment date for such dividend or (ii) at the Effective Time to the ADR Depositary concurrently with payment of the Merger Consideration pursuant to Section 2.1. Holders of BT ADSs to be issued in the Merger shall not be entitled to receive the special dividend or dividends payable on each BT Ordinary Share referred to in Section 4.2(b)(i)(C).



                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES


                 2.1. Exchange Fund. At the Effective Time, (a) BT shall issue to and deposit with BT's United States depositary (the "ADR Depositary"), for the benefit of the holders of shares of MCI Common Stock converted in accordance with Article I, BT Ordinary Shares in an amount sufficient to permit the ADR Depositary to issue BT ADRs representing the number of BT ADSs issuable pursuant to Section 1.8 and (b) the Surviving Corporation shall deposit with such bank or trust company as may be designated by BT and be reasonably acceptable to MCI (the "Exchange Agent") cash in the amount required to be exchanged for shares of MCI Common Stock in the Merger pursuant to Section 1.8 and any cash in lieu of fractional BT ADSs. BT shall cause the ADR Depositary to issue upon the instructions of the Exchange Agent, for the benefit of the holders of shares of MCI Common Stock converted in accordance with Article I, through the Exchange Agent, BT ADRs representing the number of BT ADSs issuable pursuant to Section 1.8, as soon as practicable after the Effective Time, and the Exchange Agent shall deliver cash contemplated to be paid pursuant to
Section 1.8 and, from time to time as required to make payments in lieu of fractional BT ADSs pursuant to Section 2.5(b) (such cash and BT ADRs representing BT ADSs, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") in exchange for outstanding shares of MCI Common Stock.

                 2.2. Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of MCI Common Stock (and the associated Rights) (the "Certificates") that were converted into the right to receive BT ADSs pursuant to Section 1.8(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as BT may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for BT ADRs. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more BT ADRs representing, in the aggregate, the whole number of BT ADSs that such holder has the right to receive pursuant to the provisions of Article I (after taking into account all shares of MCI Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of Article I and this Article II, including cash in lieu of any fractional BT ADSs pursuant to Section 2.5, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of MCI Common Stock that is not registered in the transfer records of MCI, one or more BT ADRs evidencing, in the aggregate, the proper number of BT ADSs may be issued, a check in the proper amount of cash may be paid pursuant to Section 1.8 and cash in lieu of any fractional BT ADSs and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3 may be paid to a Person other than the Person in whose name the Certificate so surrendered is registered if the Certificate representing such MCI Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Article II, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Merger Consideration with respect to the shares of MCI Common Stock formerly represented thereby to which such holder is entitled pursuant to Section 1.8(b), cash in lieu of any fractional BT ADSs to which such holder is entitled pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3. No interest will be paid or will accrue on any cash payable in lieu of any fractional BT ADSs payable pursuant to Section 2.5 or any dividends or other distributions payable pursuant to Section 2.3.

                 2.3. Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to BT Ordinary Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the BT ADSs that such holder would be entitled to receive upon surrender of such

Certificate and no cash payment in lieu of fractional BT ADSs shall be paid to any such holder pursuant to Section 2.5 until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of BT ADSs issued in exchange therefor, without interest,
(a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional BT ADSs to which such holder is entitled pursuant to
Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole BT ADSs, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such BT ADSs.

                 2.4. No Further Ownership Rights in MCI Common Stock. All BT ADRs (and the BT ADSs represented by such BT ADRs) issued and cash paid upon conversion of shares of MCI Common Stock in accordance with the terms of
Article I and this Article II (including any cash paid pursuant to Sections 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of MCI Common Stock (and the Rights associated therewith).

                 2.5. No Fractional BT ADSs. (a) No certificates or scrip or BT ADRs representing fractional BT ADSs shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of BT or a holder of BT ADRs or BT ADSs.

                 (b) Notwithstanding any other provision of this Agreement, each holder of shares of MCI Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a BT ADS (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a BT ADS multiplied by (ii) the last sales price per BT ADS on the New York Stock Exchange, Inc. (the "NYSE") Composite Transaction Tape for the Closing Date. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify BT, and BT shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

                 2.6. Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to the Surviving Corporation or BT for the Merger Consideration with respect to the shares of MCI Common Stock formerly represented thereby to which such holders are entitled pursuant to
Section 2.2, any cash in lieu of fractional BT ADSs to which such holders are entitled pursuant to Section 2.5 and any dividends or distributions with respect to BT ADSs to which such holders are entitled pursuant to Section 2.3. Any such former portion of the Exchange Fund remaining unclaimed by holders of shares of MCI Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

                 2.7. No Liability. None of BT, Merger Sub, MCI, the ADR Depositary, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any BT ADRs (or dividends or distributions with respect to BT ADSs) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                 2.8. Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Corporation on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation.

                 2.9. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by BT, the posting by such Person of a bond in such reasonable amount as BT may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of MCI Common Stock formerly represented thereby, any cash in lieu of fractional BT ADSs, and unpaid dividends and distributions on BT ADSs deliverable in respect thereof, pursuant to this Agreement.

                 2.10. Withholding Rights. Each of the Surviving Corporation and BT shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of MCI Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law, including the tax laws of the United Kingdom. To the extent that amounts are so withheld by the Surviving Corporation or BT, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of MCI Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or BT, as the case may be.

                 2.11. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of MCI or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of MCI or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                 2.12. Stock Transfer Books. At the close of business, New York City time, on the day the Effective Time occurs, the stock transfer books of MCI shall be closed and there shall be no further registration of transfers of shares of MCI Common Stock thereafter on the records of MCI. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of MCI Common Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or BT for any reason shall be converted into the Merger Consideration with respect to the shares of MCI Common Stock formerly represented thereby, any cash in lieu of fractional BT ADSs to which the holders thereof are entitled pursuant to Section 2.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

                 2.13. Restricted BT ADRs. Notwithstanding anything contained in Article I or this Article II, stockholders of MCI who are affiliates ("Rule 145 Affiliates") of MCI as of the Effective Time within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), will receive restricted BT ADRs ("Restricted BT ADRs") pursuant to this Section 2.13 and all references to BT ADRs to be received pursuant to Articles I and II by Rule 145 Affiliates shall be deemed to be references to Restricted BT ADRs.

                 2.14. Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any shares of MCI Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of MCI Common Stock held by them in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of MCI Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration. MCI shall give BT (i) prompt notice of any notice or demands for appraisal or payment for shares of MCI Common Stock received by MCI and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. MCI shall not, without the prior written consent of BT, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


                 3.1. Representations and Warranties of MCI. Except as set forth in the MCI Disclosure Schedule delivered by MCI to BT at or prior to the execution of this Agreement (the "MCI Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), MCI represents and warrants to BT as follows:

                 (a) Organization, Standing and Power. Each of MCI and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a Material Adverse Effect on MCI. The copies of the certificate of incorporation and by-laws of MCI which were previously furnished to BT are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                 (b)      Capital Structure.

                          (i) As of September 30, 1996, the authorized capital stock of MCI consists of (A) 2,000,000,000 shares of MCI Common Stock, of which 548,903,285 shares are outstanding,
                 (B) 500,000,000 shares of MCI Class A Common Stock, of which 135,998,932 shares are outstanding and (C) 50,000,000 shares of designated preferred stock, of which 10,000,000 shares of Series E Junior Participating Preferred Stock have been designated and reserved for issuance upon exercise of the rights (the "Rights") distributed to the holders of MCI Common Stock pursuant to the Rights Agreement dated as of September 30, 1994 between MCI and Mellon Bank, N.A., as rights agent (the "Rights Agreement"). Since September 30, 1996 to the date of this Agreement, there have been no issuances of shares of the capital stock of MCI or any other securities of MCI other than issuances of shares pursuant to options or rights outstanding as of September 30, 1996 under the MCI Benefit Plans. All issued and outstanding shares of the capital stock of MCI are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock (other than MCI Class A Common Stock) is entitled to preemptive rights. There were outstanding as of September 30, 1996 no options, warrants or other rights to acquire capital stock from MCI other than
                 (x) options representing in the aggregate the right to purchase 78,036,440 shares of MCI Common Stock under the 1989 MCI Stock Option Plan, the MCI 1988 Directors' Stock Option Plan and the MCI 1979 Stock Option Plan (collectively, the "MCI Stock Option Plans") and (y) rights to purchase an aggregate of 19,068,621 shares of MCI Common Stock under the ESPP. No options or warrants or other rights to acquire capital stock from MCI have been issued or granted since September 30, 1996 to the date of this Agreement.

                          (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of MCI having the right to vote on any matters on which stockholders may vote ("MCI Voting Debt") are issued or outstanding.

                          (iii) Except as otherwise set forth in this Section 3.1(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which MCI or any of its Subsidiaries is a party or by which any of them is bound obligating MCI or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of MCI or any of its Subsidiaries or obligating MCI or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of MCI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of MCI or any of its Subsidiaries.

                 (c)      Authority; No Conflicts.

                          (i) MCI has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by the requisite vote of the holders of MCI Common Stock and the requisite vote of the holders of MCI Class A Common Stock, voting separately as a class, to consummate the transactions contemplated hereby.
                 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MCI, subject in the case of the consummation of the Merger to the adoption of this Agreement by the stockholders of MCI. This Agreement has been duly executed and delivered by MCI and constitutes a valid and binding agreement of MCI, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                          (ii) The execution and delivery of this Agreement does not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the certificate of incorporation or by-laws of MCI or any Subsidiary of MCI or
                 (B) except as would not have a Material Adverse Effect on MCI and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MCI or any Subsidiary of MCI or their respective properties or assets.

                          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supra-national, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, including the European Union (a "Governmental Entity"), is required by or with respect to MCI or any Subsidiary of MCI in connection with the execution and delivery of this Agreement by MCI or the consummation by MCI of the transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and Council Regulation (EEC) No. 4064/89 ("Regulation 4064/89"), (B) the Communications Act of 1934, as amended (the "Communications Act"), and any rules and regulations promulgated by the Federal Communications Commission ("FCC"),
                 (C) state securities or "blue sky" laws, (D) the Securities Act, (E) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (F) the DGCL with respect to the filing and recordation of appropriate merger or other documents, (G) rules and regulations of any state or foreign public service commissions or similar state or foreign regulatory bodies, (H)
                 Section 721 of the Defense Production Act of 1950, as amended, and the rules promulgated thereunder ("Exon-Florio") and the rules and regulations promulgated by the Department of Defense, (I) rules and regulations of the Nasdaq National Market ("NASDAQ"), (J) the Fair Trading Act of 1973, (K) the Restrictive Trade Practices Act 1976, (L) antitrust or other competition laws of other jurisdictions, and (M) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Material Adverse Effect on MCI. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses
                 (A) through (L) are hereinafter referred to as "Required Consents."

                 (d)      Reports and Financial Statements.

                          (i)     MCI has filed all required reports,
                 schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1995 (collectively, including all exhibits thereto, the "MCI SEC Reports"). No Subsidiary of MCI is required to file any form, report or other document with the SEC. None of the MCI SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the MCI SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of MCI and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("U.S. GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such MCI SEC Reports, as of their respective dates (and as of the date of any amendment to the respective MCI SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                          (ii) Except as set forth in the MCI SEC Reports filed prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1995, neither MCI nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on MCI or would prevent or materially delay the performance of this Agreement by MCI.

                 (e)      Information Supplied.

                          (i) None of the information supplied or to be supplied by MCI for inclusion or incorporation by reference in
                 (A) the registration statement on Form F-4 to be filed with the SEC by BT in connection with the issuance of BT ADSs in the Merger (the "Form F-4") will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
                 (B) the proxy statement/prospectus included in the Form F-4 related to the MCI Stockholders Meeting) (the "Proxy Statement/Prospectus") and, if applicable, the Schedule 13E-3 will, on the date it is first mailed to MCI stockholders or at the time of the MCI Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

                          (ii) The information supplied or to be supplied by MCI for inclusion in the Super Class 1 Shareholder Circular (comprising listing particulars under Part IV of the Financial Services Act 1986 of the United Kingdom, as amended (the "FSA")) (the "BT Disclosure Document") will, on the date the BT Disclosure Document is first mailed to shareholders of BT and at the time of the BT Shareholder Meeting, include all such information within the knowledge of each of the directors of MCI (or which it would be reasonable for them to obtain by making enquiries) as investors and their professional advisers reasonably require and expect to find, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of BT and of the rights attaching to the securities to which the BT Disclosure Document relates.

                          (iii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by MCI with respect to statements made or incorporated by reference in the F-4, the Proxy Statement/Prospectus, the
                 Schedule 13E-3 (if applicable) or the BT Disclosure Document based on information supplied by BT for inclusion or incorporation by reference therein.

                 (f) Compliance with Applicable Laws; Regulatory Matters. MCI and its Subsidiaries hold all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of MCI and its Subsidiaries, taken as a whole (the

         "MCI Permits"). MCI and its Subsidiaries are in compliance with the terms of the MCI Permits, except where the failure so to comply, individually or in the aggregate, would not have a Material Adverse Effect on MCI. Except as disclosed in the MCI SEC Reports filed prior to the date of this Agreement, the businesses of MCI and its Subsidiaries are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect on MCI. As of the date of this Agreement, no investigation (other than with respect to Taxes) by any Governmental Entity with respect to MCI or any of its Subsidiaries is pending or, to the best knowledge of MCI, threatened, other than investigations which, individually or in the aggregate, would not have a Material Adverse Effect on MCI. Since December 31, 1994, MCI and each of its Subsidiaries required to make filings under all applicable laws regulating the telephone, mobile cellular, paging or other telecommunications business has filed with all applicable Governmental Entities (including the applicable public utilities commissions or the FCC, as the case may be) all material forms, statements, reports and documents (including exhibits, annexes and any amendments thereto) required to be filed by them, and each such filing complied with all applicable laws, rules and regulations, except for such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect on MCI or prevent or materially delay the performance of this Agreement by MCI.

                 (g) Litigation. Except as disclosed in the MCI SEC Reports filed prior to the date of this Agreement, there is no litigation, arbitration, claim, suit, action, investigation or proceeding pending or, to the knowledge of MCI, threatened, against or affecting MCI or any Subsidiary of MCI which, individually or in the aggregate, has had or would have a Material Adverse Effect on MCI, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against MCI or any Subsidiary of MCI which, individually or in the aggregate, has had or would have a Material Adverse Effect on MCI.

                 (h) Taxes. (i) MCI and each of its Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) MCI and each of its Subsidiaries have paid all Taxes that are shown as due on such filed Tax Returns or that MCI or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for such amounts that, individually or in the aggregate, would not have a Material Adverse Effect on MCI; (iii) as of the date of this Agreement, there are no pending or, to the best knowledge of MCI, threatened in writing material audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to MCI or any of its Subsidiaries; (iv) there are not, to the best knowledge of MCI, any unresolved questions or claims concerning its or any of its Subsidiaries' Tax liability that, individually or in the aggregate, would have a Material Adverse Effect on MCI and there are no deficiencies or claims for any Taxes that have been proposed, asserted or assessed against MCI or any of its Subsidiaries which, if such deficiencies or claims were finally resolved against MCI or any of its Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect on MCI; (v) neither MCI nor any of its Subsidiaries has any liability with respect to Taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements included in the MCI SEC Reports, except such excess liabilities as would not, individually or in the aggregate, have a Material Adverse Effect on MCI; (vi) there are no material Liens for Taxes upon the assets of MCI or any of its Subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings;
         (vii) neither MCI nor any of its Subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code; and
         (viii) neither MCI nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

                 (i) Subsidiaries and Equity Interests. Exhibit 21 to MCI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 includes all the Subsidiaries of MCI as of the date of this Agreement required to be included on such exhibit by the rules and regulations of the SEC, were it to be filed as of the date of this Agreement. Unless otherwise described therein, MCI owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary (other than directors' qualifying shares, if any). Section 3.1(i) of the MCI Disclosure Schedule lists each corporation, partnership, limited liability company or similar entity with respect to which, as of the date of this Agreement, MCI or any Subsidiary of MCI owns more than 5% but less than a majority of the voting equity or similar voting interest or any interest convertible into, or exchangeable or exercisable for, more than 5% but less than a majority of the voting equity or similar voting interest and which interest is carried on MCI's most recent financial statements (or if not held as of the date thereof, would be carried on MCI's financial statements if prepared as of the date hereof) at a value in excess of $10,000,000 (collectively, the "MCI Equity Interests"). There are no plans to restructure in any material respect any of the MCI Equity Interests. All of the shares of capital stock of each of the Subsidiaries and all the MCI Equity Interests held by MCI and each Subsidiary of MCI are fully paid and nonassessable and are owned by MCI or such Subsidiary free and clear of any security interest, pledge, option, right of first refusal, limitation on MCI's or such Subsidiary's voting rights, charge, claim, lien or other encumbrance of any nature whatsoever (collectively, "Liens"). There are no material outstanding contractual obligations of MCI or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of MCI, any entity in which MCI or any Subsidiary of MCI owns an MCI Equity Interest, or any other Person, except such obligations as would not require any investment or provision of funds or assets in an amount or having a fair market value in excess of $10,000,000 for any such investment or $50,000,000 in the aggregate for all such investments.

                 (j)      Absence of Certain Changes or Events.

                          (i) Except as disclosed in the MCI SEC Reports filed prior to the date of this Agreement: (A) since December 31, 1995, MCI and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and have not incurred any material liability, except in the ordinary course of their respective businesses consistent with their past practices; (B) since December 31, 1995 to the date of this Agreement, there has not been any change in or effect on, or any event or circumstance involving a prospective change in or effect on, the business, financial condition or results of operations of MCI or any of its Subsidiaries, that has had, or would have, a Material Adverse Effect on MCI; and (C) since December 31, 1995, there has not been any change in or effect on, or any event or circumstance involving a prospective change in or effect on, the business, financial condition or results of operations of MCI or any of its Subsidiaries that has had, or is reasonably likely to have, a material adverse effect on the business, operations, assets, liabilities (including, without limitation, contingent liabilities), financial condition or results of operations of MCI and its Subsidiaries, taken as a whole, other than as a result of (1) changes after the date of this Agreement in general economic conditions or the securities markets, and (2) legal or regulatory changes effective after the date of this Agreement affecting the telecommunications industry generally.

                          (ii) As of the date of this Agreement, no plans or proposals are under consideration by MCI to announce or implement any restructuring or other similar actions by MCI or any of its Subsidiaries which would be reasonably likely to result in material charges or write-offs to the consolidated financial statements of MCI or material reductions in the anticipated consolidated revenues or operating income of MCI.

                 (k) Section 203 of the DGCL Not Applicable. The Board of Directors of MCI has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement and the transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. To the best knowledge of MCI, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

                 (l) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of MCI Common Stock and the affirmative vote of the holders of a majority of the outstanding shares of MCI Class A Common Stock, each voting as a separate class (the "Required MCI Votes"), are the only votes of the holders of any class or series of MCI capital stock necessary to approve this Agreement and the transactions contemplated hereby (assuming for purposes of this representation the accuracy of the representations contained in Section 3.2(o), without giving effect to the knowledge qualification thereto).

                 (m) MCI Rights Agreement. The MCI Rights Agreement has been amended so as to provide that neither BT nor Merger Sub will become an "Acquiring Person" and that no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the MCI Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the consummation of the Merger.

                 (n)      Certain Agreements.

                          (i) All contracts listed or which would be required to be listed as an exhibit to MCI's Annual Report on Form 10-K under the rules and regulations of the SEC relating to the business of MCI and its Subsidiaries and any contracts that would be required to be so listed but for the exception with respect to listing contracts made in the ordinary course of business (the "MCI Material Contracts") are valid and in full force and effect except to the extent they have previously expired in accordance with their terms, and neither MCI nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of, any such MCI Material Contract, except for defaults which, individually or in the aggregate, would not have a Material Adverse Effect on MCI.
                 To the best knowledge of MCI, no counterparty to any such MCI Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default or other breach under the provisions of, such MCI Material Contract, except for defaults or breaches which, individually or in the aggregate, would not have a Material Adverse Effect on MCI.

                          (ii) Except for existing agreements between MCI and BT, as of the date of this Agreement neither MCI nor any of its Subsidiaries nor any of their respective affiliates has entered into any agreement or arrangement limiting or otherwise restricting MCI or any of its Subsidiaries or any of their respective affiliates or successors from engaging or competing in any line of business or in any geographic area.

                 (o)      Employee Benefit Plans; Labor Matters.

                          (i) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, change in control and severance plan, program, arrangement and contract), to which MCI or any of its Subsidiaries is a party, which is maintained or contributed to by MCI or any of its Subsidiaries, or with respect to which MCI or any of its Subsidiaries could incur material liability under Section 4069, 4201 or 4212(c) of ERISA (the "MCI Benefit Plans"), MCI has made available to BT a true and complete copy of (A) such MCI Benefit Plan, (B) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (C) each trust or other funding arrangement relating to such MCI Benefit Plan, (D) the most recent summary plan description related to each MCI Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report (if applicable) relating to an MCI Benefit Plan and (F) the most recent determination letter, if any, issued by the IRS with respect to any MCI Benefit Plan qualified under Section 401(a) of the Code.

                          (ii) Each of the MCI Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under
                 Section 401(a) of the Code has received a favorable determination letter from the IRS, and MCI is not aware of any circumstances likely to result in the revocation of any such favorable determination letter that would have a Material Adverse Effect on MCI.

                          (iii) With respect to the MCI Benefit Plans, no event has occurred and, to the knowledge of MCI, there exists no condition or set of circumstances, in connection with which MCI or any of its Subsidiaries could be subject to any liability under the terms of such MCI Benefit Plans, ERISA, the Code or any other applicable law which, individually or in the aggregate, would have a Material Adverse Effect on MCI.

                          (iv) MCI has made available to BT all collective bargaining or other labor union contracts to which MCI or any of its Subsidiaries is a party applicable to persons employed by MCI or any of its Subsidiaries and no collective bargaining agreement is being negotiated by MCI or any of its Subsidiaries. There is no pending or threatened in writing labor dispute, strike or work stoppage against MCI or any of its Subsidiaries which may interfere with the respective business activities of MCI or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material

                 Adverse Effect on MCI. To the knowledge of MCI, neither MCI nor any of its Subsidiaries, nor their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of MCI or any of its Subsidiaries, and there is no pending or threatened in writing charge or complaint against MCI or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency, except where such unfair labor practice, charge or complaint would not have a Material Adverse Effect on MCI.

                 (p) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Lazard Freres & Co. LLC, whose fees and expenses will be paid by MCI in accordance with MCI's agreement with such firm, based upon arrangements made by or on behalf of MCI.

                 (q) Opinion of Financial Advisor. MCI has received the opinion of Lazard Freres & Co. LLC, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of MCI Common Stock (other than BT), a copy of which opinion has been made available to BT.

                 (r)      Intellectual Property Rights.

                          (i) Neither MCI nor any of its Subsidiaries (a) has licensed Intellectual Property Rights owned by them (or licensed to them by a third party) to any Person in a manner that would have a Material Adverse Effect on MCI; or (b) is in breach of any agreements related to licenses from MCI or its Subsidiaries of Intellectual Property Rights owned by them (or licensed to them by a third party) which breach would have a Material Adverse Effect on MCI, and the transactions contemplated by this Agreement will not constitute such a breach or otherwise reduce or impair, in any material respect, the rights of MCI and its Subsidiaries under such license agreements.

                          (ii) The terms of licenses of Intellectual Property Rights by third parties to MCI and its Subsidiaries are sufficient to allow MCI and its Subsidiaries to conduct, and to continue to conduct, their businesses in all material respects as currently conducted. Neither MCI nor any of its Subsidiaries is in breach of any of the agreements relating to such licenses which breach would have a Material Adverse Effect on MCI, and the transactions contemplated by this Agreement will not constitute such a breach or otherwise impair, in any material respect, the rights of MCI and its Subsidiaries under such license agreements. For purposes of this clause (ii), joint ownership of Intellectual Property Rights between MCI and its

                 Subsidiaries, on the one hand, and any other Person, on the other hand, shall be deemed to be a license from such Person to MCI and its Subsidiaries.

                          (iii) Neither MCI nor any of its Subsidiaries has received any written notice from any Person regarding any actual or potential infringements by MCI or any of its Subsidiaries of any Intellectual Property Rights of any other Person which infringements, individually or in the aggregate, would if proven have a Material Adverse Effect on MCI. For purposes of this paragraph (iii), a challenge by a Person to the ownership of Intellectual Property Rights of MCI and its Subsidiaries shall be deemed to be an allegation by the Person so challenging of actual or potential infringement by MCI and its Subsidiaries.

                          (iv) No claims are pending or, to the best knowledge of MCI, threatened by any Person with respect to the ownership, validity or enforceability of any Intellectual Property Rights or challenging or questioning the right of MCI or any of its Subsidiaries to use any Intellectual Property Rights, except as would not, individually or in the aggregate, have a Material Adverse Effect on MCI.

                          (v) Neither MCI nor any of its Subsidiaries has, as of the date of this Agreement, any outstanding claim against it of an infringement, the loss of which would have a Material Adverse Effect on MCI; and neither MCI nor any of its Subsidiaries has made any still outstanding claim against a Person of a violation or infringement, the loss of which would have a Material Adverse Effect on MCI.

                          (vi) The ownership of Intellectual Property Rights and the right to secure such rights (including the right to apply for patents) currently enjoyed by MCI and its Subsidiaries will not be affected by the transactions contemplated by this Agreement in any manner that would have a Material Adverse Effect on MCI.

                          (vii) "Intellectual Property Rights" means: trademarks, trade names, and service marks whether registered or not and applications to register them; patents (including petty patents) and applications therefor; industrial models (including U.S. design patents and registered designs) and applications therefor; copyrights; unregistered design rights (in the United Kingdom and like countries); sui generis rights in databases, semiconductor topographies and mask works; and rights in confidential information and trade secrets.

                 3.2. Representations and Warranties of BT. Except as set forth in the BT Disclosure Schedule delivered by BT to MCI at or prior to the execution of this Agreement (the "BT Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), BT represents and warrants to MCI as follows:

                 (a) Organization, Standing and Power. Each of BT and each of its Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation or organization and each of its Subsidiaries incorporated outside the United Kingdom is in good standing (with respect to jurisdictions which recognize the concept of good standing) under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing (with respect to jurisdictions which recognize the concept of good standing) to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a Material Adverse Effect on BT. The copies of the memorandum and articles of association of BT which were previously furnished to MCI are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                 (b)      Capital Structure.

                          (i) As of September 30, 1996, the authorized share capital of BT consists of (A) 10,500,000,000 BT Ordinary Shares, of which 6,347,488,575 shares have been issued and (B) one Special Rights Redeemable Preference Share of L.1 (the "Special Share"), which has been issued and is held by Her Majesty's Government of the United Kingdom ("HM Government"). Since September 30, 1996 to the date of this Agreement, there have been no issuances of shares of BT or any other securities of BT other than issuances of shares pursuant to options or rights outstanding as of such date to subscribe or purchase BT Ordinary Shares. All issued shares of BT are duly authorized, validly issued and fully paid, and no class of share is entitled to preemptive rights, save as provided by Section 89 Companies Act 1985 of the United Kingdom (the "Companies Act"). There were outstanding as of September 30, 1996 no options, warrants or other rights to acquire share capital from BT other than options representing, in the aggregate, the right to subscribe or purchase 277,400,188 BT Ordinary Shares. No options or warrants or other rights to acquire share capital from BT have been issued or granted since September 30, 1996 to the date of this Agreement.

                          (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of BT having the right to vote on any matters on which shareholders may vote ("BT Voting Debt") are issued or outstanding.

                          (iii) Except as otherwise set forth in this Section 3.2(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which BT or any of its Subsidiaries is a party or by which any of them is bound obligating BT or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or other voting securities of BT or any of its Subsidiaries or obligating BT or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of BT or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of BT or any of its Subsidiaries, except such obligations of BT with respect to shares of its wholly owned Subsidiaries or of wholly owned Subsidiaries of BT with respect to shares of other wholly owned Subsidiaries of BT.

                 (c)      Authority; No Conflicts.

                          (i) BT has all requisite corporate power and authority to enter into this Agreement and, subject to approval of the Merger by the Required BT Vote, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of BT, subject to the approval by the shareholders of BT of the Merger and this Agreement and the matters referred to in Section 5.16 and the creation and issue of a sufficient amount of authorized ordinary share capital of BT, the granting of authority pursuant to Section 80 Companies Act and the issuance upon conversion of MCI Common Stock, of BT ADSs, appropriate alterations to the Articles of Association of BT and the change of name referred to in Section 5.17. This Agreement has been duly executed and delivered by BT and constitutes a valid and binding agreement of BT, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                          (ii) The execution and delivery of this Agreement does not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, result in any Violation of: (A) any provision of the memorandum or articles of association of BT or comparable charter or organizational documents of any Subsidiary of BT or (B) except as would not have a Material Adverse Effect on BT and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BT or any Subsidiary of BT or their respective properties or assets.

                          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to BT or any Subsidiary of BT in connection with the execution and delivery of this Agreement by BT or the consummation by BT of the transactions contemplated hereby, except for (A) the Required Consents, (B) the appropriate applications, filings and notices to, and approval of, the LSE and the NYSE, (C) those required under the Companies Act and the FSA, (D) the consent of H.M. Treasury pursuant to Section 765(1)(c) of the Income and Corporation Taxes Act 1988 and (E) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Material Adverse Effect on BT.

                 (d)      Reports and Financial Statements.

                          (i) BT has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since April 1, 1995 (collectively, including all exhibits thereto, the "BT SEC Reports"). No Subsidiary of BT is required to file any form, report or other document with the SEC. None of the BT SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the BT SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of BT and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with accounting principles and practices generally accepted in the United Kingdom ("UK GAAP") consistently applied during the periods involved, except as otherwise noted therein. The financial information contained in the unaudited interim financial statements for the three months ended June 30, 1996 has been prepared with all due care and attention and in accordance with UK GAAP (on a basis consistent with the financial statements included in the BT SEC Reports) insofar as appropriate in the preparation of an unaudited interim statement and all statements of fact contained in such statement relating to BT and its Subsidiaries are, in the context of such statement, true and accurate in all material respects and not misleading in any material respect and all expressions of opinion, intention and expectation contained therein are fair and honestly held and have been made after due and careful enquiry and consideration. All of the BT SEC Reports, as of their respective dates (and as of the date of any amendment to the respective BT SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                          (ii) Except as set forth in the BT SEC Reports filed prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since March 31, 1996, neither BT nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on BT or would prevent or materially delay the performance of this Agreement by BT.

                 (e)      Information Supplied.

                          (i) None of the information supplied or to be supplied by BT for inclusion or incorporation by reference in
                 (A) the Form F-4 will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Proxy Statement/Prospectus and, if applicable, the Schedule 13E-3 will, at the date it is first mailed to MCI stockholders or at the time of the MCI Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The BT Disclosure Document and any supplements thereto and any other circulars or documents issued to shareholders, employees or debentureholders of BT will contain all particulars relating to BT and MCI required to comply in all material respects with all United Kingdom statutory and other legal provisions (including, without limitation, the Companies Act, the FSA and the rules and regulations made thereunder and the rules and requirements of the LSE) and all such information contained in such documents will be substantially in accordance with the facts and will not omit anything material likely to affect the import of such information. The Form F-4 and the Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

                          (ii) The information supplied or to be supplied by BT for inclusion in the BT Disclosure Document will, on the date the BT Disclosure Document is first mailed to shareholders of BT, and at the time of the BT Shareholder Meeting, comply with the provisions of section 146 of the FSA.

                          (iii) Notwithstanding the foregoing provisions of this Section 3.2(e), no representation or warranty is made by BT with respect to statements made or incorporated by reference in the Form F-4, the Proxy Statement/Prospectus, the
                 Schedule 13E-3 (if applicable) or the BT Disclosure Document based on information supplied by MCI for inclusion or incorporation by reference therein.

                 (f) Compliance with Applicable Laws; Regulatory Matters. BT and its Subsidiaries hold all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of BT and its Subsidiaries, taken as a whole (the "BT Permits"). BT and its Subsidiaries are in compliance with the terms of the BT Permits, except where the failure so to comply, individually or in the aggregate, would not have a Material Adverse Effect on BT. Except as disclosed in the BT SEC Reports filed prior to the date of this Agreement, the businesses of BT and its Subsidiaries are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect on BT. As of the date of this Agreement, no investigation (other than with respect to Taxes) by any Governmental Entity with respect to BT or any of its Subsidiaries is pending or, to the best knowledge of BT, threatened, other than investigations which, individually or in the aggregate, would not have a Material Adverse Effect on BT. Since December 31, 1994, BT and each of its Subsidiaries required to make filings under all applicable laws regulating the telephone, mobile cellular, paging or other telecommunications business has filed with all applicable Governmental Entities all material forms, statements, reports and documents (including exhibits, annexes and any amendments thereto) required to be filed by them, and each such filing complied with all applicable laws, rules and regulations, except for such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect on BT or prevent or materially delay the performance of this Agreement by BT.

                 (g) Litigation. Except as disclosed in the BT SEC Reports filed prior to the date of this Agreement, there is no litigation, arbitration, claim, suit, action, investigation or proceeding pending or, to the knowledge of BT, threatened, against or affecting BT or any Subsidiary of BT which, individually or in the aggregate, has had or would have a Material Adverse Effect on BT, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against BT or any Subsidiary of BT which, individually or in the aggregate, has had or would have a Material Adverse Effect on BT.

                 (h) Taxes. (i) BT and each of its Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) BT and each of its Subsidiaries have paid all Taxes that are shown as due on such filed Tax Returns or that BT or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for such amounts that, individually or in the aggregate, would not have a Material Adverse Effect on BT; (iii) as of the date of this Agreement, there are no pending or, to the best knowledge of BT, threatened in writing material audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to BT or any of its Subsidiaries; (iv) there are not, to the best knowledge of BT, any unresolved questions or claims concerning its or any of its Subsidiaries' Tax liability that would, individually or in the aggregate, have a Material Adverse Effect on BT and there are no deficiencies or claims for any Taxes that have been proposed, asserted or assessed against BT or any of its Subsidiaries which, if such deficiencies or claims were finally resolved against BT or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect on BT; (v) neither BT nor any of its Subsidiaries has any liability with respect to Taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements included in the BT SEC Reports, except such excess liabilities as would not, individually or in the aggregate, have a Material Adverse Effect on BT; and (vi) there are no material Liens for Taxes upon the assets of BT or any of its Subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings.

                 (i) Subsidiaries and Equity Interests. Note 31 of the Consolidated Financial Statements of BT filed as part of BT's Annual Report on Form 20-F for the fiscal year ended March 31, 1996 includes all the Subsidiaries of BT as of the date of this Agreement required to be included on such exhibit by the rules and regulations of the SEC, were it to be filed on the date of this Agreement. Unless otherwise described therein, BT owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary (other than directors' qualifying shares, if any). Section 3.2(i) of the BT Disclosure Schedule lists each corporation, partnership, limited liability company or similar entity with respect to which, as of the date of this Agreement, BT or any Subsidiary of BT owns more than 5% but less than a majority of the voting equity or similar voting interest or any interest convertible into, or exchangeable or exercisable for, more than 5% but less than a majority of the voting equity or similar voting interest and which interest is carried on BT's most recent financial statements (or if not held as of the date thereof, would be carried on BT's financial statements if prepared as of the date hereof) at a value in excess of Pounds Sterling 10,000,000 (collectively, the "BT Equity Interests"). There are no plans to restructure in any material respect any of the BT Equity Interests. All of the shares of capital stock of each of the Subsidiaries and all of the BT Equity Interests held by BT and each Subsidiary of BT are fully paid and nonassessable (with respect to jurisdictions that recognize the concept of nonassessability) and are owned by BT or such Subsidiary free and clear of any Lien. There are no outstanding contractual obligations of BT or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of BT (other than wholly owned Subsidiaries of BT), any entity in which BT or any Subsidiary of BT owns a BT Equity Interest, or any other Person, except such obligations as would not require any investment or provision of funds or assets in an amount or having a fair market value in excess of Pounds Sterling 10,000,000 for any such investment or Pounds
         Sterling 50,000,000 in the aggregate for all such investments.

                 (j)      Absence of Certain Changes or Events.

                          (i) Except as disclosed in the BT SEC Reports filed and publicly available prior to the date of this Agreement or disclosed in LSE announcements prior to the date of this Agreement: (A) since March 31, 1996, BT and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and have not incurred any material liability, except in the ordinary course of their respective businesses consistent with their past practices; (B) since March 31, 1996 to the date of this Agreement, there has not been any change in or effect on, or any event or circumstance involving a prospective change in or effect on, the business, financial condition or results of operations of BT or any of its Subsidiaries, that has had, or would have, a Material Adverse Effect on BT; and (C) since March 31, 1996, there has not been any change in or effect on, or any event or circumstance involving a prospective change in or effect on, the business, financial condition or results of operations of BT or any of its Subsidiaries that has had, or is reasonably likely to have, a material adverse effect on the business, operations, assets, liabilities (including, without limitation, contingent liabilities), financial condition or results of operations of BT and its Subsidiaries, taken as a whole, other than as a result of (1) changes after the date of this Agreement in general economic conditions or the securities markets, and (2) legal or regulatory changes effective after the date of this Agreement affecting the telecommunications industry generally.

                          (ii) As of the date of this Agreement, no plans or proposals are under consideration by BT to announce or implement any restructuring or other similar actions by BT or any of its Subsidiaries which would be reasonably likely to result in material charges or write-offs to the consolidated financial statements of BT or material reductions in the anticipated consolidated revenues or operating income of BT.

                 (k) Vote Required. The affirmative vote of not less than three-fourths of such members of BT as (being entitled to do so) vote at the BT Shareholder Meeting (the "Required BT Vote") is the only vote or approval of the holders of any class of BT shares necessary to approve this Agreement and the transactions contemplated hereby.

                 (l)      Certain Agreements.

                          (i) All contracts listed or which would be required to be listed as an exhibit to BT's most recent Annual Report on Form 20-F under the rules and regulations of the SEC relating to the business of BT and its Subsidiaries and any contracts that would be required to be so listed but for the exception with respect to listing contracts made in the ordinary course of business (the "BT Material Contracts") are valid and in full force and effect except to the extent they have previously expired in accordance with their terms, and neither BT nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of, any BT Material Contract, except for defaults which, individually or in the aggregate, would not have a Material Adverse Effect on BT. To the best knowledge of BT, no counterparty to any such BT Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default or other breach under the provisions of, such BT Material Contract, except for defaults or breaches which, individually or in the aggregate, would not have a Material Adverse Effect on BT.

                          (ii) Except for existing agreements between MCI and BT, as of the date of this Agreement neither BT nor any of its Subsidiaries nor any of their respective affiliates has entered into any agreement or arrangement limiting or otherwise restricting BT or any of its Subsidiaries or any of their respective affiliates or successors from engaging or competing in any line of business or in any geographic area.

                 (m)      Employee Benefit Plans; Labor Matters.

                          (i) Trade Disputes. Neither BT nor any of its Subsidiaries is involved in, and, to the knowledge of BT, there are no circumstances likely to give rise to, any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade union or other body which has had or would have a Material Adverse Effect on BT.

                          (ii) Pensions. BT has made available to MCI copies, as of the date of this Agreement, of: (A) the current trust deeds and rules of each of the material schemes to which BT and its Subsidiaries make or could become liable to make payments for providing retirement, death, disability or life assurance benefits (the "BT Schemes") (including any draft amendments); (B) the most recently prepared explanatory booklets and announcements relating to each of the BT Schemes; and (C) a copy of the actuary's report on the latest actuarial valuation of the BT Schemes, if applicable. With respect to the BT Schemes, no event has occurred and, to the knowledge of BT, there exists no condition or set of circumstances, in connection with which BT or any of its Subsidiaries could be subject to any liability under the terms of such BT Schemes, the Pension Schemes Act of 1993 or any other applicable law which, individually or in the aggregate, would have a Material Adverse Effect on BT.

                 (n) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except N M Rothschild & Sons Limited, Rothschild Inc., Morgan Stanley & Co. Limited and Cazenove & Co., whose fees and expenses will be paid by BT in accordance with BT's agreements with such firms, based upon arrangements made by or on behalf of BT.

                 (o) Ownership of MCI Common Stock. As of the date of this Agreement, except as contemplated by that certain Amended and Restated Investment Agreement dated as of January 31, 1994 (the "Investment Agreement") between BT and MCI, neither BT nor, to the best of its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (i) or (ii), shares of capital stock of MCI.

                 (p)      Intellectual Property Rights.

                          (i) Neither BT nor any of its Subsidiaries (a) has licensed Intellectual Property Rights owned by them (or licensed to them by a third party) to any Person in a manner that would have a Material Adverse Effect on BT; or (b) is in breach of any agreements related to licenses from BT or its Subsidiaries of Intellectual Property Rights owned by them (or licensed to them by a third party) which breach would have a Material Adverse Effect on BT, and the transactions contemplated by this Agreement will not constitute such a breach or otherwise reduce or impair, in any material respect, the rights of BT and its Subsidiaries under such license agreements.

                          (ii) The terms of licenses of Intellectual Property Rights by third parties to BT and its Subsidiaries are sufficient to allow BT and its Subsidiaries to conduct, and to continue to conduct, their businesses in all material respects as currently conducted. Neither BT nor any of its Subsidiaries is in breach of any of the agreements relating to such licenses which breach would have a Material Adverse Effect on BT, and the transactions contemplated by this Agreement will not constitute such a breach or otherwise impair, in any material respect, the rights of BT and its Subsidiaries under such license agreements. For purposes of this clause (ii), joint ownership of Intellectual Property Rights between BT and its Subsidiaries, on the one hand, and any other Person, on the other hand, shall be deemed to be a license from such Person to BT and its Subsidiaries.

                          (iii) Neither BT nor any of its Subsidiaries has received any written notice from any Person regarding any actual or potential infringements by BT or any of its Subsidiaries of any Intellectual Property Rights of any other Person which infringements, individually or in the aggregate, would if proven have a Material Adverse Effect on BT. For purposes of this paragraph (iii), a challenge by a Person to the ownership of Intellectual Property Rights of BT and its Subsidiaries shall be deemed to be an allegation by the Person so challenging of actual or potential infringement by BT and its Subsidiaries.

                          (iv) No claims are pending or, to the best knowledge of BT, threatened by any Person with respect to the ownership, validity or enforceability of any Intellectual Property Rights or challenging or questioning the right of BT or any of its Subsidiaries to use any Intellectual Property Rights, except as would not, individually or in the aggregate, have a Material Adverse Effect on BT.

                          (v) Neither BT nor any of its Subsidiaries has, as of the date of this Agreement, any outstanding claim against it of an infringement, the loss of which would have a Material Adverse Effect on BT; and neither BT nor any of its Subsidiaries has made any still outstanding claim against a Person of a violation or infringement, the loss of which would have a Material Adverse Effect on BT.

                          (vi) The ownership of Intellectual Property Rights and the right to secure such rights (including the right to apply for patents) currently enjoyed by BT and its Subsidiaries will not be affected by the transactions contemplated by this Agreement in any manner that would have a Material Adverse Effect on BT.

                 3.3. Representations and Warranties of BT and Merger Sub. BT and Merger Sub represent and warrant to MCI as follows:

                 (a) Organization and Corporate Power. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

                 (b) Corporate Authorization. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                 (c) Non-Contravention. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or by-laws of Merger Sub.

                 (d) No Business Activities. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.


                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS


                 4.1. Covenants of MCI. During the period from the date of this Agreement and continuing until the Effective Time, MCI agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the MCI Disclosure Schedule or to the extent that BT shall otherwise consent in writing):

                 (a)      Ordinary Course.

                          (i) MCI and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by MCI or its Subsidiaries with respect to matters specifically addressed by any other provision of this
                 Section 4.1 shall be deemed a breach of this Section 4.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

                          (ii) MCI shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice and which, together with all such expenditures incurred or committed to during any fiscal year, are not in excess of 115% of the aggregate amounts set forth in Section 4.1(a) of the MCI Disclosure Schedule.

                 (b) Dividends; Changes in Share Capital. MCI shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) MCI may continue the declaration and payment of regular semiannual cash dividends not in excess of $0.025 per share of MCI Common Stock, in each case with usual record and payment dates for such dividends in accordance with MCI's past practice and (B) dividends by wholly owned Subsidiaries of MCI, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of MCI which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by MCI of MCI Common Stock in the ordinary course of business consistent with past practice in connection with the MCI Benefit Plans.

                 (c) Issuance of Securities. Except as set forth in Sections 5.8 and 5.9(b), MCI shall not and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any MCI Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or MCI Voting Debt, or enter into any agreement with respect to any of the foregoing and shall not amend any equity-related awards issued pursuant to the MCI Benefit Plans, other than
         (i) the issuance of MCI Common Stock (and the associated Rights) upon the exercise of stock options issued in the ordinary course of business and consistent with past practice in accordance with the terms of the MCI Stock Option Plans as in effect on the date of this Agreement, (ii) issuances by a wholly owned Subsidiary of MCI of capital stock to such Subsidiary's parent and (iii) issuances of options, rights or other awards, and amendments to equity-related awards, in the ordinary course of business and consistent with past practice pursuant to the MCI Stock Option Plans as in effect on the date of this Agreement.

                 (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of NASDAQ, MCI and its Subsidiaries shall not amend or propose to amend their respective certificates of incorporation, by-laws or other governing documents.

                 (e) No Acquisitions. Other than acquisitions in existing or related lines of business of MCI the fair market value of the total consideration (including the value of indebtedness or other liability acquired or assumed) for which does not exceed $50,000,000 individually or $200,000,000 in the aggregate, MCI shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of MCI and its Subsidiaries in the ordinary course); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of MCI or (y) the creation of new Subsidiaries of MCI organized to conduct or continue activities otherwise permitted by this Agreement.

                 (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of MCI, (ii) dispositions referred to in MCI SEC Reports filed prior to the date of this Agreement and (iii) as may be required by law in order to permit the consummation of the transactions contemplated hereby, MCI shall not, and shall not permit any Subsidiary of MCI to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of MCI) which are material, individually or in the aggregate, to MCI.

                 (g) Indebtedness. MCI shall not, and shall not permit any of its Subsidiaries to, (i) incur or suffer to exist any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of MCI or any of its Subsidiaries or guarantee any debt securities of other Persons other than indebtedness of MCI or any Subsidiary of MCI to MCI or any wholly owned Subsidiary of MCI and other than as permitted pursuant to Section 4.1(g) of the MCI Disclosure Schedule, (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than by MCI or a Subsidiary of MCI to or in MCI or any Subsidiary of MCI or
         (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the case of clauses (ii) and (iii), loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice.

                 (h) Benefit Plans. Subject to Sections 5.8 and 5.9(b), MCI shall not, and shall not permit any of its Subsidiaries to, (i) increase the compensation payable or to become payable to any of its executive officers or employees or (ii) take any action with respect to the grant of any severance or termination pay, or stay, bonus or other incentive arrangement (other than pursuant to benefit plans and policies in effect on the date of this Agreement), except any such increases or grants made in the ordinary course of business and in accordance with past practice.

                 (i) Other Actions. MCI shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations or warranties of MCI set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations or warranties that are not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 5.7, any of the conditions to the Merger set forth in Article VI not being satisfied.

                 (j) Accounting Methods; Income Tax Elections. Except as disclosed in MCI SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, MCI shall not change its methods of accounting in effect at December 31, 1995, except as required by changes in US GAAP as concurred in by MCI's independent auditors. MCI shall not (i) change its fiscal year or
         (ii) make any material Tax election, other than in the ordinary course of business consistent with past practice, without consultation with BT.

                 (k) Tax-Free Qualification. MCI shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede (i) the Merger from qualifying as a tax-free reorganization under Section 368 of the Code or (ii) either party from obtaining the Required Consents.

                 (l) Certain Agreements. MCI shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or arrangement that limits or otherwise restricts MCI or any of its Subsidiaries or any of their respective affiliates or any successor thereto or that could, after the Closing, limit or restrict BT or any of its affiliates or any successor thereto from engaging or competing in any line of business or in any geographic area.

                 4.2. Covenants of BT. During the period from the date of this Agreement and continuing until the Effective Time, BT agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the BT Disclosure Schedule or to the extent that MCI shall otherwise consent in writing):

                 (a)      Ordinary Course.

                          (i) BT and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by BT or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.2 shall be deemed a breach of this Section 4.2(a) unless such action would constitute a breach of one or more of such other provisions.

                          (ii) BT shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice and which, together with all such expenditures incurred or committed to during any fiscal year, are not in excess of 115% of the aggregate amount of capital expenditures reflected in BT's capital expenditure budget for the applicable fiscal year.

                 (b) Dividends; Changes in Stock. BT shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its share capital, except (A) BT may continue the declaration and payment of regular semiannual cash dividends in amounts consistent with past practice (including increases in such amounts in accordance with past practice), in each case with usual record and payment dates for such dividends in accordance with BT's past dividend practice, provided that, notwithstanding the exception in Section 4.2(b)(i)(A), BT shall in respect of the Second Dividend notify the LSE to mark the BT Ordinary Shares "ex-dividend" in the Stock Exchange Daily Official List on a date prior to the Effective Time, (B) dividends by wholly owned Subsidiaries of BT and (C) BT may declare and pay one or more special dividends in an aggregate amount not to exceed 35 pence per BT Ordinary Share (net), (ii) split, combine or reclassify any of its share capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares, except for any such transaction by a wholly owned Subsidiary of BT which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary of BT to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except the purchase from time to time by BT of BT Ordinary Shares in the ordinary course of business consistent with past practice in connection with share options, share incentive schemes or profit sharing schemes of BT.

                 (c) Issuance of Securities. BT shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of any class, any BT Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or BT Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of BT Ordinary Shares upon the exercise of stock options, (ii) issuances by a wholly owned Subsidiary of BT of share capital to such Subsidiary's parent or to another wholly owned Subsidiary of BT and (iii) issuances of options, rights or other awards pursuant to the BT benefit plans as in effect from time to time.

                 (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of the LSE or the NYSE, BT and its Subsidiaries shall not amend or propose to amend their respective memoranda and articles of association or other governing documents in any manner which would be adverse (i) to the interests of MCI or the stockholders of MCI, unless such amendment is equally adverse to the shareholders of BT or (ii) to MCI's ability to consummate the transactions contemplated hereby.

                 (e) No Acquisitions. Other than acquisitions in existing or related lines of business of BT the fair market value of the total consideration (including the value of indebtedness or other liability acquired or assumed) for which does not exceed Pounds Sterling 50,000,000 individually or Pounds Sterling 200,000,000 in the aggregate, BT shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of BT and its Subsidiaries in the ordinary course); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of BT or (y) the creation of new Subsidiaries of BT organized to conduct or continue activities otherwise permitted by this Agreement.

                 (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of BT, (ii) dispositions referred to in BT SEC Reports filed prior to the date of this Agreement and (iii) as may be required by law in order to permit the consummation of the transactions contemplated hereby, BT shall not, and shall not permit any Subsidiary of BT to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of BT) which are material, individually or in the aggregate, to BT.

                 (g) Indebtedness. BT shall not, and shall not permit any of its Subsidiaries to, (i) incur or suffer to exist any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of BT or any of its Subsidiaries or guarantee any debt securities of other Persons other than indebtedness of BT or any Subsidiary of BT to BT or any wholly owned Subsidiary of BT and other than as permitted pursuant to Section 4.2(g) of the BT Disclosure Schedule, (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than by BT or a Subsidiary of BT to or in BT or any Subsidiary of BT or (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the case of clauses (ii) and (iii), loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice.

                 (h) Benefit Plans. BT shall, to the extent permitted by law or regulations or any applicable confidentiality agreement, consult with MCI in advance with respect to any proposed material changes in BT's benefits plans, and shall consider in good faith MCI's views with respect to the foregoing.

                 (i) Other Actions. BT shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations or warranties of BT set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations or warranties that are not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 5.7, any of the conditions to the Merger set forth in Article VI not being satisfied.

                 (j) Accounting Methods; Income Tax Elections. Except as disclosed in BT SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, BT shall not change its accounting policies in effect at March 31, 1996, except as required or permitted by changes in UK GAAP as concurred in by BT's independent auditors. BT shall not (i) change its fiscal year (unless otherwise required by law) or (ii) make any material Tax elections, other than in the ordinary course of business consistent with past practice, without consultation with MCI.

                 (k) Tax-Free Qualification. BT shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede (i) the Merger from qualifying as a tax-free reorganization under Section 368 of the Code or (ii) either party from obtaining the Required Consents.

                 (l) Certain Agreements. BT shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or arrangement that limits or otherwise restricts BT or any of its Subsidiaries or any successor thereto from engaging or competing in any line of business or in any geographic area which would have a Material Adverse Effect on BT.

                 (m) Certain Arrangements. BT shall take reasonable steps to implement and maintain arrangements under which holders of BT ADSs who satisfy the conditions for the application of such arrangements will receive a Tax Treaty Payment to which they are entitled directly from BT rather than from the Inland Revenue at the same time as and together with the payment of the associated cash dividend. For the purposes of this Section 4.2(m) the Tax Treaty Payment is that part of the tax credit attaching to the relevant dividend that would, but for these arrangements, be reclaimed by the holder of BT ADSs from the United Kingdom Inland Revenue under the income tax convention between the United States and the United Kingdom.

                 4.3. Advice of Changes; Government Filings. Each party shall (a) confer on a regular and frequent basis with the other, (b) report (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters and (c) promptly advise the other orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it
(A) to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is qualified as to materiality or (B) to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is not so qualified as to materiality or (iii) any change, event or circumstance that has had or would have a Material Adverse Effect on such party; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. MCI and BT shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) and shall announce or publish all information required to be announced or published by the LSE (including pursuant to the Listing Rules of the LSE) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly after the same are filed, announced or published. Subject to applicable laws relating to the exchange of information, each of MCI and BT shall have the right to review in advance, and to the extent practicable each will consult with the other, with respect to all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

                 4.4. Transition Planning. Sir Peter Bonfield, as Chief Executive Officer of BT, and Gerald H. Taylor, as President of MCI, jointly shall be responsible for coordinating all aspects of transition planning and implementation relating to the Merger and the other transactions contemplated hereby. If either such person ceases to be Chief Executive Officer or President, respectively, of his company for any reason, such person's successor shall assume his predecessor's responsibilities under this Section 4.4. During the period between the date of this Agreement and the Effective Time, Messrs. Bonfield and Taylor jointly shall (i) examine various alternatives regarding the manner in which to best organize and manage the businesses of BT and MCI after the Effective Time and (ii) coordinate policies and strategies with respect to regulatory authorities and bodies, in all cases subject to applicable law.

                 4.5. Control of Other Party's Business. Nothing contained in this Agreement shall give MCI, directly or indirectly, the right to control or direct BT's operations prior to the Effective Time. Nothing contained in this Agreement shall give BT, directly or indirectly, the right to control or direct MCI's operations prior to the Effective Time. Prior to the Effective Time, each of MCI and BT shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS


                 5.1. Preparation of Disclosure Documents; MCI Stockholder and BT Shareholder Meetings.

                 (a) As soon as practicable following the date of this Agreement, MCI and BT shall prepare the Proxy Statement/Prospectus. MCI shall, in cooperation with BT, file the Proxy Statement/Prospectus with the SEC as its preliminary Proxy Statement and BT shall, in cooperation with MCI, prepare and file with the SEC the Form F-4, in which the Proxy Statement/Prospectus will be included as BT's prospectus. If required under the Exchange Act, BT, Merger Sub and MCI shall together prepare and file a Transaction Statement on
         Schedule 13E-3 (the "Schedule 13E-3") under the Exchange Act at the time of the filing of the preliminary Proxy

         Statement. At the time of the filing of any amended preliminary Proxy Statement and at the time of the filing of the Form F-4 and any amendment to the Form F-4, the parties shall file with the SEC an appropriate amendment to the Schedule 13E-3 which includes as an exhibit thereto and incorporates by reference such amended preliminary Proxy Statement or such Proxy Statement/Prospectus, or any amendment or supplement thereto. Each of MCI and BT shall use all reasonable efforts to have the Form F-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form F-4 effective as long as is necessary to consummate the Merger. BT shall also, as promptly as practicable, use all reasonable efforts to cause the ADR Depositary to file with the SEC a registration statement on Form F-6 (the "Form F-6") with respect to the BT ADRs to be issued in connection with the Merger under the Securities Act and use all reasonable efforts to have the Form F-6 declared effective as soon as practicable after such filing. MCI shall mail the Proxy Statement/Prospectus to MCI's stockholders as promptly as practicable after the Form F-4 is declared effective under the Securities Act and, if necessary, after the Proxy Statement/Prospectus shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies, it being understood that MCI shall not be required to hold more than one meeting of stockholders. BT shall also take any action (other than qualifying to do business in any jurisdiction in which BT is not now so qualified) required to be taken under any applicable United States state securities laws in connection with the issuance of BT ADSs and BT ADRs in connection with the Merger and under the MCI Benefit Plans and MCI shall furnish all information concerning MCI and the holders of MCI Common Stock as may be reasonably requested in connection with any such action.

                 (b) Unless otherwise required pursuant to the applicable fiduciary duties of the Board of Directors of MCI to the stockholders of MCI (as determined in good faith by the Board of Directors of MCI based upon the advice of outside counsel) (i) MCI shall, as soon as practicable following the date of this Agreement and the effectiveness of the Form F-4, duly call, give notice of, convene and hold a meeting of its stockholders (the "MCI Stockholders Meeting") for the purpose of obtaining the Required MCI Votes with respect to this Agreement,
         (ii) the Board of Directors of MCI shall recommend adoption of this Agreement by the Stockholders of MCI and (iii) MCI shall take all lawful action to solicit such adoption.

                 (c) Unless otherwise required pursuant to the applicable fiduciary duties of the Board of Directors of BT to the shareholders of BT (as determined in good faith by the Board of Directors of BT based upon the advice of counsel), (i) BT shall, as soon as practicable following the date of this Agreement, convene and hold a meeting of the holders of BT Ordinary Shares (the "BT Shareholder Meeting") for the purpose of obtaining the Required BT Vote with respect to the Merger, the share repurchase authorization referred to in Section 5.16 and the other transactions contemplated hereby and
         (ii) the Board of Directors of BT shall recommend approval of the

         Merger, the share repurchase authorization and the other transactions contemplated hereby.

                 (d) In connection with the BT Shareholder Meeting, to the extent required by applicable law, (i) BT shall, as soon as practicable after the date of this Agreement and in accordance with the listing rules of the LSE, prepare and submit to the LSE for approval the BT Disclosure Document, and shall use all reasonable efforts to have such document formally approved by the LSE and shall thereafter publish the BT Disclosure Document and mail the same to its shareholders in compliance with all legal requirements applicable to the BT Shareholder Meeting and the listing rules of the LSE and (ii) if necessary, after the BT Disclosure Document has been so posted, promptly circulate amended, supplemental or supplemented materials and, if required in connection therewith, resolicit votes, it being understood that BT shall not be required to hold more than one meeting of shareholders.

                 (e) Except as required by law, no amendment or supplement to the Proxy Statement/Prospectus or the Form F-4 or, if applicable, the Schedule 13E-3 shall be made by BT or MCI without the approval of the other party (which shall not be unreasonably withheld). Each party shall advise the other party, promptly after it receives notice thereof, of the time when the Form F-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of BT ADSs or BT ADRs issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or the LSE for amendment of the Proxy Statement/Prospectus or the Form F-4 or comments thereon and responses thereto or requests by the SEC or the LSE for additional information.

                 5.2.     BT Board of Directors; Officers; Headquarters.

                 (a) BT shall take all necessary action to reconstitute the Board of Directors of BT as of the Effective Time in accordance with Exhibit 5.2(a).

                 (b) BT shall take all necessary action to cause Sir Iain Vallance and Bert C. Roberts, Jr. to be appointed Co-Chairmen of BT as of the Effective Time and to amend the Articles of Association of BT to provide for Co-Chairmen.

                 (c) BT will have, after the Closing, United Kingdom and United States headquarters.

                 (d) BT shall take all reasonable steps to ensure that, after the Effective Time, five out of the first ten meetings of the Board of Directors of BT each year will be held in the United Kingdom with Sir Iain Vallance (or his successor) acting as the Chairman and presiding at such five meetings and the remaining five meetings will be held in the United States with Bert C. Roberts, Jr. (or his successor) acting as the

         Chairman and presiding at such five meetings, and any additional meetings of the Board of Directors of BT each year will be held in the United Kingdom with Sir Iain Vallance (or his successor) acting as the Chairman and presiding at such additional meetings.

                 (e) BT shall take reasonable steps after the Effective Time to enable United States holders of BT ADSs to attend and, at the invitation of the Chairman, speak (but not vote) by means of video conference, conference telephone or other similar communications equipment, at any shareholder meeting of BT held in the United Kingdom; provided, however, that (i) in no event will the failure to so provide such United States holders with such opportunity or any mechanical failure of the video conference, conference telephone or other similar communication equipment during the course of a shareholder meeting affect the validity of such shareholder meeting or any action taken pursuant thereto and (ii) under no circumstances will the provision of such opportunity for such attendance by any United States holder of BT ADSs (in his capacity as a holder of BT ADSs or in any other capacity) be taken to constitute an additional place for the holding of any General Meeting with the meaning of Article 62(c)(ii) of BT's Articles of Association.

                 5.3. Access to Information. Upon reasonable notice, MCI and BT shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of MCI and BT shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, the LSE or the FSA, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that BT or MCI may restrict the foregoing access to the extent that (i) a Governmental Entity requires such party or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations with respect to national security matters or (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its Subsidiaries to restrict access to any properties or information. The parties will hold any such information which is non-public in confidence to the extent required by, and in accordance with, the provisions of the letter dated October 4, 1996 between MCI and BT (the "Confidentiality Agreement").
Any investigation by either BT or MCI shall not affect the representations and warranties of the other.

                 5.4. Approvals and Consents; Cooperation. (a) MCI and BT shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) all reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals. Without limiting the generality of the foregoing, MCI and BT agree to make all necessary filings in connection with the Required Regulatory Approvals as promptly as practicable after the date of this Agreement, and to use all reasonable best efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to such Required Regulatory Approvals and shall otherwise cooperate with the applicable Governmental Entity in order to obtain any Required Regulatory Approvals in as expeditious a manner as possible. Each of MCI and BT shall use all reasonable best efforts to resolve such objections, if any, as any Governmental Entity may assert with respect to this Agreement and the transactions contemplated hereby in connection with the Required Regulatory Approvals. In the event that a suit is instituted by a Person or Governmental Entity challenging this Agreement and the transactions contemplated hereby as violative of applicable antitrust or competition laws or the Communications Act, each of MCI and BT shall use its reasonable best efforts to resist or resolve such suit. Notwithstanding anything to the contrary in this Section 5.4(a), (i) neither MCI nor BT shall be required to agree to the imposition of a Combined Company Burdensome Condition, (ii) MCI shall not agree to the imposition of an MCI Burdensome Condition without BT's prior written consent and (iii) BT shall not agree to the imposition of a BT Burdensome Condition without MCI's prior written consent.

                 (b) MCI and BT each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with the BT Disclosure Document, the Form F-4, the Form F-6 and the Proxy Statement/Prospectus and, if applicable, the Schedule 13E-3 (collectively, the "Disclosure Documents") or any other statement, filing, tax ruling request, notice or application made by or on behalf of MCI, BT or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

                 5.5. Affiliates' and Auditors' Letters. (a) Prior to the Closing Date, MCI shall deliver to BT a letter identifying all Persons who are, immediately prior to the Effective Time, Rule 145 Affiliates of MCI. MCI shall use all reasonable efforts to cause each such

Person to deliver to BT on or prior to the Closing Date a written agreement in the form customarily obtained from such affiliates for purposes of Rule 145.

                 (b) MCI and BT each shall use all reasonable efforts to cause to be delivered to the other party and such other party's directors a letter of its independent auditors, dated the date on which the Form F-4 shall become effective, and addressed to the other party and such other party's directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

                 5.6. Stock Exchange Listings. (a) BT shall, as promptly as practicable, prepare and submit to the LSE a listing application covering the BT Ordinary Shares to be represented by the BT ADSs to be issued in the Merger, and shall use all reasonable efforts to obtain, prior to the Effective Time, agreement by the LSE for the admission of such BT Ordinary Shares to the Official List of the London Stock Exchange, and MCI shall cooperate with BT with respect to such listing.

                 (b) BT shall, if necessary, promptly prepare and submit to the NYSE or NASDAQ (as shall be agreed between the parties prior to the Closing) a listing application covering the BT ADSs to be issued in the Merger, and shall use all reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such BT ADSs, subject to official notice of issuance, and MCI shall cooperate with BT with respect to such listing.

                 5.7. Acquisition Proposals. (a) MCI and BT each agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information) any inquiries or the making of any proposal, or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or 10% or more of the equity securities of, it or any of its Subsidiaries that, in any such case, could reasonably be expected to interfere with the completion of the Merger or the other transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). MCI and BT each further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent either MCI or BT or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act or complying with the City Code, as applicable, with regard to an Acquisition Proposal; (B) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person; or (C) recommending such an unsolicited bona fide written Acquisition Proposal to the stockholders of MCI or BT, as the case may be, if and only to the extent that, in any such case as is referred to in clause (B) or (C), (i) the Board of Directors of MCI or BT, as the case may be, concludes in good faith (after consultation with its financial advisors) that such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to MCI's or BT's stockholders, as the case may be, from a financial and strategic point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"), (ii) the Board of Directors of MCI or BT, as the case may be, determines in good faith after consultation with legal counsel that such action is necessary for its Board of Directors to act in a manner consistent with its fiduciary duties under applicable law, (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, such Board of Directors receives from such Person an executed confidentiality agreement on terms substantially similar to those contained in the confidentiality agreement previously entered into between BT and MCI in connection with their consideration of the Merger and (iv) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Board of Directors of MCI or BT, as the case may be, notifies the other party, immediately of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the terms and conditions of any proposals or offers. MCI and BT each agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. MCI and BT each agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.7. MCI and BT each agrees that it shall keep the other informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations.

                 (b) Except in connection with any potential change in the terms of this Agreement in response to any Acquisition Proposal as contemplated by Section 5.7(a) and Section 7.1(f), neither MCI nor BT will take any initiatives involving the other party that would otherwise require such other party to make a public announcement, make any public comment or proposal with respect to any Acquisition Proposal with respect to such other party, become a member of a "group" within the meaning of Section 13(d) of the Exchange Act, enter into any discussions, negotiations, arrangements or understanding with any third party with respect to any of the foregoing or otherwise seek to control or influence the other party, in all cases except as expressly contemplated by this Agreement or, in the case of BT, the Investment Agreement. MCI and BT agree that each will notify the other immediately if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, either MCI or BT or any of their respective affiliates or representatives regarding any Acquisition Proposal with respect to such other party.

                 (c) BT agrees that, while this Agreement remains in effect, neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, (i) directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to the purchase or sale of any shares of MCI Class A Common Stock owned by BT or any of its Subsidiaries or
(ii) sell, transfer, pledge or assign, or grant any proxy with respect to, any shares of MCI Class A Common Stock owned by BT or any of its Subsidiaries.

                 (d) BT agrees that, while this Agreement remains in effect, at any meeting of the holders of shares of MCI Common Stock at which BT shall have the right to vote its shares of MCI Class A Common Stock or at any meeting of the holders of shares of MCI Class A Common Stock, however called, or in connection with any written consent of the holders of shares of MCI Common Stock or MCI Class A Common Stock, BT shall vote (or cause to be voted) the shares of MCI Class A Common Stock held by it, to the extent voting rights exist with respect to the proposals to be acted upon, in favor of adoption of this Agreement and approval of the other transactions contemplated by this Agreement.

                 5.8. Stock Options and Other Stock Plans. (a) During the period from the date of this Agreement to the Effective Time, MCI may grant to certain of its employees, pursuant to the MCI 1989 Stock Option Plan, Senior Retention ISUs, 1997 ISUs and 1997 Options (as each such term is defined in Annex A hereto) substantially on the terms and conditions described in Annexes A and B hereto. MCI and BT will discuss any equity-related award to be issued by MCI during the period from the date of this Agreement to the Effective Time that affects employees at the level of vice president and above and is significant in the context of such employee's compensation.

                 (b) On or prior to the Effective Time, MCI shall take all action necessary to cause each option to purchase shares of MCI Common Stock (each, an "MCI Stock Option") that was granted pursuant to the MCI Stock Option Plans prior to the date of this Agreement and which remains outstanding immediately prior to the Effective Time to be immediately vested and fully exercisable immediately prior to the Effective Time (it being understood that MCI and BT will develop a mechanism to permit any such accelerated option to be exercised immediately prior to the Effective Time so as to enable the holder to receive the Merger Consideration with respect to the underlying option shares). Each MCI Stock Option (including each 1997 Option) which is outstanding at the Effective Time shall be converted, at the Effective Time, into an option to acquire, on the same terms and conditions as were applicable under the MCI Stock Option Plans (as modified by this Section 5.8 and Annex A hereto), that number of BT ADSs determined by multiplying the number of shares of MCI Common Stock subject to such MCI Stock Option by the Conversion Ratio, rounded, if necessary, up to the nearest whole BT ADS, at a price per share equal to (y) the aggregate exercise price for the shares of MCI Common Stock subject to such MCI Stock Option divided by (z) the number of BT ADSs deemed to be subject to such MCI Stock Option; provided, however, that in the case of any MCI Stock Option to which section 421 of the Code applies by reason of its qualification under section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of section 424(a) of the Code. For purposes of this Section 5.8, the "Conversion Ratio" means the sum of (i) 0.54 and (ii) the quotient determined by dividing the amount of the Cash Consideration by the average of the last sales prices on the NYSE Composite Transaction Tape of the BT ADSs on each of the five consecutive trading days ending on the last trading day immediately prior to the day on which the Effective Time occurs.

                 (c) Each option to acquire a BT ADS which has been converted from an MCI Stock Option pursuant to the terms of Section 5.8(b) shall be amended as of the Effective Time to provide for the payment (or, in certain cases, elective deferral) of dividend equivalents equal to the amount of any dividends that would have been paid to the holder thereof following the Effective Time had the BT ADSs underlying such options been delivered and outstanding on the applicable dividend record date; provided, however, that any such dividend equivalents shall be credited to a bookkeeping account in the name of the option holder and shall be paid to such option holder (with interest at the prime rate as published by Chase Manhattan Bank, N.A.) when the related option is exercised (or, if elected by such option holder, further deferred under the terms of MCI's deferred compensation program); provided further, however, that any such dividend equivalents that are credited to such a bookkeeping account in respect of any option that is not subsequently exercised shall be forfeited upon the expiration or forfeiture of such option in accordance with its terms.

                 (d) Each holder of a restricted share of MCI Common Stock (an "MCI Restricted Share") issued pursuant to the MCI Stock Option Plans shall be offered, prior to the Effective Time, the opportunity to convert such MCI Restricted Share into an incentive stock unit (a "Converted ISU") that represents a contractual right to receive one share of MCI Common Stock on the terms and conditions specified in Annex B hereto, subject to the same terms and conditions as were applicable to the MCI Restricted Share immediately prior to the Effective Time (as modified by this Section 5.8 and Annex B hereto). Each holder of an MCI Restricted Share that has not been converted in accordance with the terms of the previous sentence shall be entitled to receive, as of the Effective Time, for each Restricted Share held by such holder immediately prior to the Effective Time, (i) 0.54 restricted BT ADSs on the same terms and conditions applicable to the MCI Restricted Shares immediately prior to the Effective Time (as modified by this Section 5.8) and (ii) the Cash Consideration which shall be paid promptly after the Effective Time.

                 (e) Effective as of the Effective Time, each Converted ISU, Senior Retention ISU and 1997 ISU outstanding immediately prior to the Effective Time (collectively, the "MCI ISUs") shall be converted into (i) an incentive stock unit to receive 0.54 BT ADSs, on the same terms and conditions applicable to the MCI ISUs immediately prior to the Effective Time (as modified by this Section 5.8 and Annex B hereto) and (ii) the Cash Consideration which shall be paid promptly after the Effective Time.

                 (f) As soon as practicable after the Effective Time, BT shall deliver to the holders of MCI Stock Options, MCI Restricted Shares and MCI ISUs (collectively, the "MCI Awards") appropriate notices setting forth such holders' rights pursuant to the applicable MCI Benefit Plans and the agreements pursuant to which such MCI Awards were issued and the agreements evidencing the grants of such MCI Awards shall continue in effect on the same terms and conditions as specified with respect to such MCI Awards as of the Effective Time in the applicable MCI Benefit Plan governing such MCI Awards (subject to the adjustments and amendments required by this Section 5.8 and Annexes A and B hereto, and after giving effect to the Merger and the conversion as set forth above). It is the intention of the parties that, subject to applicable law, each MCI Stock Option which qualified as an incentive stock option under section 422 of the Code prior to the Effective Time continue to qualify as an incentive stock option of BT after the Effective Time.

                 (g) BT shall take all corporate action necessary to have available for delivery a sufficient number of BT Ordinary Shares represented by BT ADSs to be delivered upon exercise, vesting or payment, as applicable, of the MCI Awards converted in accordance with this Section 5.8. As soon as practicable after the Effective Time, BT shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the delivery of such BT ADSs and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such MCI Awards remain outstanding.

                 (h) Prior to the Effective Time, BT and MCI shall cooperate to take all such other action as may be necessary to carry out the terms of this Section 5.8.

                 5.9.     Employment Agreements; Employee Benefits Matters.
(a) MCI has entered into employment agreements (the "Employment Agreements") with the eight senior executives whose names have been provided to BT prior to the date of this Agreement, and in the forms provided to BT prior to the date of this Agreement. Promptly after the date of this Agreement, BT and MCI shall cooperate in good faith to resolve any tax issues that may arise with regard to the identity of the employer for purposes of the Employment Agreements. MCI shall use its reasonable efforts in good faith to amend the Employment Agreements to reflect the foregoing resolution.

                 (b) Annexes A and B hereto set forth certain additional agreements among the parties hereto with respect to employee benefits matters and are hereby incorporated herein by reference.

                 5.10. Fees and Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on MCI or its Subsidiaries and any real property transfer tax imposed on any holder of shares of capital stock of MCI resulting from the Merger, (b) Expenses incurred in connection with filing, printing and mailing the Disclosure Documents and with listing on the NYSE the BT ADSs into which MCI Common Stock shall be converted shall be shared equally by BT and MCI and (c) as provided in Section 7.2. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Disclosure Documents and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

                 5.11. Indemnification; Directors' and Officers' Insurance. The Surviving Corporation shall cause to be maintained in effect (i) for a period of six years after the Effective Time, the current provisions regarding indemnification of officers and directors contained in the certificate of incorporation and by-laws of MCI and (ii) for a period of six years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by MCI (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by MCI for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                 5.12. Rights Agreement. The Board of Directors of MCI shall take all further action (in addition to that referred to in Section 3.1(m)) necessary (including redeeming the Rights immediately prior to the Effective Time or amending the Rights Agreement) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement.

                 5.13. Interim Cooperative Arrangements. BT and MCI agree to use all reasonable efforts to negotiate and implement such interim cooperative arrangements as may be appropriate to enable the parties, prior to Closing, to realize to the extent practicable the benefits anticipated from the Merger.

                 5.14. Public Announcements. MCI and BT shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

                 5.15. Investment Agreement. MCI hereby waives compliance by BT with the provisions of Section 7 of the Investment Agreement as required in order to permit the consummation of the transactions contemplated by this Agreement. Immediately prior to the Effective Time, the Investment Agreement shall be deemed to have been amended to delete Section 7 thereof in its entirety. BT hereby waives compliance by MCI with the provisions of Sections 9.4(a) and 9.5(d) of the Investment Agreement (i) from the date of this Agreement until termination of this Agreement in accordance with its terms and
(ii) for such period of time after a termination of this Agreement by MCI in accordance with the terms of Section 7.1(f) as would be required in order to permit the consummation of the Superior Transaction proposed at the time of such termination; provided, however, that the waiver of compliance contained in this sentence shall not be effective if MCI is in breach of this Agreement. Except as provided in this Section 5.15, the Investment Agreement shall remain in full force and effect, and the parties shall continue to abide by their respective covenants and other obligations thereunder.

                 5.16. Repurchase Authorization. BT shall seek shareholder approval at the BT Shareholder Meeting of a resolution empowering BT to purchase from time to time up to approximately 990,000,000 BT Ordinary Shares following the Effective Time in accordance with Section 166 Companies Act. BT will consider favourably making such purchases following the Effective Time, as market conditions warrant.

                 5.17. Holding Company Structure; Name. The parties' intent is to create to the extent practicable at or following the Effective Time a holding company structure for the combined businesses of BT and MCI. In furtherance thereof:

                 (a) As of the Effective Time, BT's name will be changed to Concert plc;

                 (b) As of the Effective Time, BT will form a wholly owned subsidiary to be named British Telecommunications plc; and

                 (c) Pending the Effective Time, the parties shall use all reasonable efforts to cause the respective local and long distance businesses of BT and MCI to be operated or managed following the Effective Time or as soon thereafter as practicable through wholly owned United Kingdom and United States subsidiaries; provided that, with respect to the United Kingdom business, BT is satisfied in its reasonable judgment, after consultation with MCI, that there are no adverse tax or regulatory consequences (except for immaterial consequences).

                 5.18. Global Activities. MCI and BT hereby agree that, effective as of the date of this Agreement and pending the Closing, MCI's Chairman of the Board of Directors, on behalf of the boards of directors of MCI and BT, will assume management and oversight of the integration planning of the two companies' global activities to the extent permissible under antitrust and regulatory laws.



                                   ARTICLE VI

                              CONDITIONS PRECEDENT


                 6.1. Conditions to Each Party's Obligation to Effect the Merger. The obligations of MCI, BT and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                 (a) Stockholder Approvals. (i) MCI shall have obtained all approvals of holders of shares of capital stock of MCI necessary to approve this Agreement and all the transactions contemplated hereby (including the Merger) and (ii) BT shall have obtained all approvals of holders of share capital of BT necessary to approve this Agreement and all the transactions contemplated hereby (including the Merger and the share repurchase authorization referred to in Section 5.16).

                 (b) Stock Exchange Listings. The LSE shall have agreed to admit to the Official List (subject to allotment) the new BT Ordinary Shares to be issued in connection with the Merger and such agreement shall not have been withdrawn, and the BT ADSs to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                 (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                 (d) FCC Order. If then legally required, an FCC Order shall have been obtained, which has not been revoked or stayed as of the Closing Date.

                 (e) Exon-Florio. Review and investigation under Exon-Florio shall have been terminated and the President shall have taken no action authorized under Exon-Florio.

                 (f) Securities Law. The Form F-4 filed by BT and the Form F-6 filed by the ADR Depositary shall have become effective under the Securities Act and no stop order suspending the effectiveness of such registration statements shall have been issued by the SEC and no proceeding for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn, and all state securities or "blue sky" authorizations necessary to carry out the transactions contemplated hereby shall have been obtained and be in full force and effect.

                 (g) No Injunctions or Restraints, Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this Section 6.1(g) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.4 shall have been the cause of, or shall have resulted in, such order or injunction.

                 (h) No Litigation. There shall not be pending or overtly threatened any suit, action, investigation or proceeding to which a Governmental Entity is a party (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from MCI or BT or any of their respective Subsidiaries any damages that are material in relation to MCI and its Subsidiaries taken as a whole or BT and its Subsidiaries, taken as a whole, as applicable, (ii) seeking to prohibit or limit the ownership or operation by MCI or BT or any of their respective Subsidiaries of any material portion of the business or assets of MCI and its Subsidiaries taken as a whole, or BT and its Subsidiaries taken as a whole, or seeking to require MCI or BT or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of MCI and its Subsidiaries taken as a whole or BT and its Subsidiaries taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to prohibit BT or any of its Subsidiaries from effectively controlling in any material respect the business or operations of MCI and its Subsidiaries taken as a whole, or BT and its Subsidiaries taken as a whole, or (iv) which otherwise would have a Material Adverse Effect on either MCI or BT; provided, however, that the provisions of this Section 6.1(h) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.4 shall have been the cause of, or shall have resulted in, such suit, action, investigation or proceeding.

                 (i) EU Antitrust. BT and MCI shall have received in respect of the Merger and any matters arising therefrom: (i) confirmation by way of a decision from the Commission of the European Communities under Regulation 4064/89 (with or without the initiation of proceedings under Article 6(1)(c) thereof) that the Merger and any matters arising therefrom are compatible with the common market; or (ii) confirmation either:
         (A) in writing from the office of Fair Trading that it is not the intention of the Secretary of State for Trade and Industry to refer the Merger and any matters arising therefrom to the Monopolies and Mergers Commission pursuant to part V of the Fair Trading Act 1973; or (B) following such a reference, that the Secretary of State for Trade and Industry has permitted the merger and any matters arising therefrom to take place; such confirmation being subject in each of Sections 6.1(i)(i) and 6.1(i)(ii)(A) and (B) above to the imposition of no conditions or undertakings or obligations or to the imposition only of conditions or undertakings or obligations which:
         (1) unless BT agrees otherwise, do not constitute a MCI Burdensome Condition; (2) unless MCI agrees otherwise, do not constitute a BT Burdensome Condition; (3) unless both BT and MCI agree otherwise, do not constitute a Combined Company Burdensome Condition.

                 (j) United Kingdom Treasury Consent. H.M. Treasury shall have consented pursuant to section 765(1)(c) of the Income and Corporation Taxes Act 1988, or H.M. Treasury or the Inland Revenue shall have confirmed that no such consent is required, to the issue of Common Stock of the Surviving Corporation contemplated by Section 1.8.

                 6.2. Additional Conditions to Obligations of BT and Merger Sub. The obligations of BT and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by BT, on or prior to the Closing Date of the following additional conditions:

                 (a) Representations and Warranties. Each of the representations and warranties of MCI set forth in this Agreement that is qualified as to materiality shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of MCI that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), and BT shall have received a certificate of the chief executive officer and the chief financial officer of MCI to such effect.

                 (b) Performance of Obligations of MCI. MCI shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the

         Closing Date that are not so qualified as to materiality, and BT shall have received a certificate of the chief executive officer and the chief financial officer of MCI to such effect.

                 (c) Tax Opinion. BT shall have received the opinion of Shearman & Sterling, counsel to BT, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion (i) the Merger will be treated for United States Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of MCI, BT and Merger Sub will be a party to that reorganization within the meaning of Section 368(b) of the Code and (iii) no gain or loss will be recognized on the exchange of shares of MCI Common Stock for the Merger Consideration, except that gain, if any, shall be recognized to the extent of the Cash Consideration received, which opinion shall be dated on or about the date that is two Business Days prior to the date the Proxy Statement/Prospectus is first mailed to stockholders of MCI and which shall not have been withdrawn or modified in any material respect as of the Closing Date. The issuance of such opinion shall be conditioned on receipt of representation letters from each of MCI and BT. The specific provisions of each such representation letter shall be in form and substance satisfactory to Shearman & Sterling and Simpson Thacher & Bartlett, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Closing Date.

                 (d) Inland Revenue Ruling. BT shall have received a ruling from the Inland Revenue confirming that no stamp duty reserve tax will be payable in respect of the issuance of BT Ordinary Shares to the ADR Depositary for the benefit of holders of MCI Common Stock.

                 (e) Required Regulatory Approvals. All Required Consents and all other authorizations, consents, orders and approvals of, and declarations and filings with, and all expirations of waiting periods imposed by, any Governmental Entity which, if not obtained in connection with the consummation of the transactions contemplated hereby, would have a Material Adverse Effect on MCI or BT (with or without including MCI as a Subsidiary after the Merger) (collectively, "Required Regulatory Approvals") shall have been obtained, have been declared or filed or have occurred, as the case may be, and all such Required Regulatory Approvals shall be in full force and effect; provided, however, that a Required Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any Governmental Entity of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such Governmental Entity (including with respect to divestitures of assets or Subsidiaries), which would either (i) have a Material Adverse Effect on MCI (an "MCI Burdensome Condition") or (ii) have a Material Adverse Effect on BT including MCI as a Subsidiary after the Merger (a "Combined Company Burdensome Condition").

                 (f) Burdensome Condition. There shall not have been any action taken or overtly threatened, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger by any Governmental Entity which imposes or seeks to impose any MCI Burdensome Condition or Combined Company Burdensome Condition.

                 6.3. Additional Conditions to Obligations of MCI. The obligations of MCI to effect the Merger are subject to the satisfaction of, or waiver by MCI, on or prior to the Closing Date of the following additional conditions:

                 (a) Representations and Warranties. Each of the representations and warranties of BT and Merger Sub set forth in this Agreement that is qualified as to materiality shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of each of BT and Merger Sub that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), and MCI shall have received a certificate of the chief executive officer and the chief financial officer of BT to such effect.

                 (b) Performance of Obligations of BT. BT shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and MCI shall have received a certificate of the chief executive officer and the chief financial officer of BT to such effect.

                 (c) Tax Opinion. MCI shall have received the opinion of Simpson Thacher & Bartlett, counsel to MCI, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of MCI, BT and Merger Sub will be a party to that reorganization within the meaning of Section 368(b) of the Code and
         (iii) no gain or loss will be recognized on the exchange of shares of MCI Common Stock for the Merger Consideration, except that gain, if any, shall be recognized to the extent of the Cash Consideration received, which opinion shall be dated on or about the date that is two Business Days prior to the date the Proxy Statement/Prospectus is first mailed to stockholders of MCI and which shall not have been withdrawn or modified in any material respect as of the Closing Date. The issuance of such opinion shall be conditioned on receipt of representation letters from each of MCI and BT. The specific provisions of each such representation letter shall be in form and substance satisfactory to Shearman & Sterling and Simpson Thacher & Bartlett, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Closing Date.

                 (d) Required Regulatory Approvals. All Required Consents and all other authorizations, consents, orders and approvals of, and declarations and filings with, and all expirations of waiting periods imposed by, any Governmental Entity which, if not obtained in connection with the consummation of the transactions contemplated hereby, would have a Material Adverse Effect on BT after the Merger, including MCI as a Subsidiary (collectively, "Regulatory Approvals Required"), shall have been obtained, have been declared or filed or have occurred, as the case may be, and all such Regulatory Approvals Required shall be in full force and effect; provided, however, that a Regulatory Approval Required shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any Governmental Entity of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such Governmental Entity (including with respect to divestitures of assets or Subsidiaries), which would either (i) have a Material Adverse Effect on BT (a "BT Burdensome Condition") or (ii) constitute a Combined Company Burdensome Condition.

                 (e) Burdensome Condition. There shall not have been any action taken or overtly threatened, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger by any Governmental Entity which imposes or seeks to impose any BT Burdensome Condition or Combined Company Burdensome Condition.



                                  ARTICLE VII

                           TERMINATION AND AMENDMENT


                 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the stockholders of MCI and by the shareholders of BT:

                 (a) By mutual written consent of BT and MCI, by action of their respective Boards of Directors;

                 (b) By either MCI or BT if the Effective Time shall not have occurred on or before October 31, 1997 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided, further, that if on the Termination Date any conditions to the Closing set forth in Sections 6.1(c), (d), (e), (i) and (j), Section 6.2(e) and (f) and Section 6.3(d) and (e) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to April 30, 1998;

                 (c) By either MCI or BT if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall have used all reasonable best efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree or ruling or other action the parties shall have used all reasonable best efforts to obtain, subject to the provisions of Section 5.4), in each case necessary to fulfill the conditions to the Closing set forth in Sections 6.1(c), (d), (e), (i) and (j), Section 6.2(e) and (f) and Section 6.3(d) and (e), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable;

                 (d) By either BT or MCI if the approval by the stockholders of MCI or of BT required for the consummation of the Merger or the other transactions contemplated hereby shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

                 (e) By either MCI or BT if the Board of Directors of the other party (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger, (ii) shall fail to reaffirm such approval or recommendation upon such party's request, (iii) shall approve or recommend any acquisition of such other party or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by a party hereto or an affiliate thereof, or (iv) shall resolve to take any of the actions specified in clauses (i) through (iii) above;

                 (f) By either MCI or BT, upon five Business Days' prior notice to the other, if, as a result of a Superior Proposal received by such party from a Person other than a party to this Agreement or any of its affiliates, the Board of Directors of such party determines in good faith that their fiduciary obligations under applicable law require that such Superior Proposal be accepted; provided, however, that (i) the Board of Directors of such party shall have concluded in good faith, after considering applicable provisions of law and after giving effect to all concessions which may be offered by the other party pursuant to clause (ii) below, on the basis of advice of counsel, that such action is necessary for such Board of Directors to act in a manner consistent with its fiduciary duties under applicable laws and (ii) prior to any such termination, such party shall, and shall cause its respective financial and legal advisors to, negotiate with the other party to this Agreement to make such adjustments in the terms and conditions of this Agreement as would enable such party to proceed with the transactions contemplated hereby; provided, however, that it shall be a condition to termination by BT pursuant to this Section 7.1(f) that BT shall have made the payment of the Alternative Transaction Fee to MCI required by Section 7.2(b), and it shall be a condition to termination by MCI pursuant to this Section 7.1(f) that MCI shall have made the payment of the Alternative Transaction Fee to BT required by Section 7.2(c);

                 (g) By BT, upon a breach of any representation, warranty, covenant or agreement on the part of MCI set forth in this Agreement, or if any representation or warranty of MCI shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or
         Section 6.2(b) would not be satisfied (a "Terminating MCI Breach"); provided, however, that, if such Terminating MCI Breach is capable of being cured by MCI prior to October 31, 1997 through the exercise of its best efforts and for so long as MCI continues to exercise such best efforts, BT may not terminate this Agreement under this Section 7.1(g); or

                 (h) By MCI, upon breach of any material representation, warranty, covenant or agreement on the part of BT and Merger Sub set forth in this Agreement, or if any representation or warranty of BT and Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied ("Terminating BT Breach"); provided, however, that, if such Terminating BT Breach is capable of being cured by BT prior to October 31, 1997 through the exercise of best efforts, so long as BT continues to exercise such best efforts, MCI may not terminate this Agreement under this Section 7.1(h).

                 7.2.     Effect of Termination.

                 (a) In the event of termination of this Agreement by either MCI or BT as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of BT or MCI or their respective officers or directors except
         (i) with respect to Sections 3.1(p), 3.2(n), the second sentence of
         Section 5.3, Section 5.10, this Section 7.2 and Article VIII and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

                 (b) BT and MCI agree that (i) if MCI shall terminate this Agreement pursuant to Section 7.1(e) and, at the time of the occurrence of the circumstance permitting termination pursuant to such Section, there shall exist an Acquisition Proposal with respect to BT or (ii) if BT shall terminate this Agreement pursuant to Section 7.1(f) or (iii) if (A) BT or MCI shall terminate this Agreement pursuant to Section 7.1(d) due to the failure of BT's shareholders to approve and adopt this Agreement and (B) at the time of such failure to so approve and adopt this Agreement there shall exist an Acquisition Proposal with respect to BT and, within 12 months of the termination of this Agreement, BT enters into a definitive agreement with any third party with respect to an Acquisition Proposal, then BT shall pay to MCI an amount equal to the sum of (w) $450,000,000 (the "Alternative Transaction Fee") and (x) all of MCI's Expenses up to an amount equal to $15,000,000 (the "Expense Amount"). BT and MCI agree that, if MCI shall terminate this Agreement pursuant to Section 7.1(e) in circumstances in which the Alternative Transaction Fee is not payable, then BT shall pay to MCI an amount equal to the sum of (y) $150,000,000 (the "Termination Fee") and (z) all of MCI's Expenses up to an amount equal to the Expense Amount.

                 (c) BT and MCI agree that (i) if BT shall terminate this Agreement pursuant to Section 7.1(e) and, at the time of the occurrence of the circumstance permitting termination pursuant to such Section, there shall exist an Acquisition Proposal with respect to MCI or (ii) if MCI shall terminate this Agreement pursuant to Section 7.1(f) or (iii) if (A) MCI or BT shall terminate this Agreement pursuant to Section 7.1(d) due to the failure of MCI's stockholders to approve and adopt this Agreement and (B) at the time of such failure to so approve and adopt this Agreement there shall exist an Acquisition Proposal with respect to MCI and, within 12 months of the termination of this Agreement, MCI enters into a definitive agreement with any third party with respect to an Acquisition Proposal, then MCI shall pay to BT an amount equal to the sum of (w) the Alternative Transaction Fee and (x) all of BT's Expenses up to an amount equal to the Expense Amount. BT and MCI agree that, if BT shall terminate this Agreement pursuant to Section 7.1(e) in circumstances in which the Alternative Transaction Fee is not payable, then MCI shall pay to BT an amount equal to the sum of (y) the Termination Fee and (z) all of BT's Expenses up to an amount equal to the Expense Amount.

                 (d) The Alternative Transaction Fee required to be paid pursuant to Section 7.2(b)(ii) or 7.2(c)(ii), as applicable, shall be made prior to, and shall be a pre-condition to effectiveness of termination of this Agreement pursuant such Sections and the Alternative Transaction Fee required to be paid pursuant to Section 7.2(b)(iii) or 7.2(c)(iii), as applicable, shall be made to the party entitled to receive such payment on the next Business Day after a definitive agreement is entered into with a third party with respect to an Acquisition Proposal. Any payment of an Alternative Transaction Fee or a Termination Fee otherwise required to be made pursuant to

         Section 7.2(b) or 7.2(c) shall be made to the party entitled to receive such payment not later than two Business Days after termination of this Agreement. Payment of Expenses pursuant to
         Section 7.2(b) or 7.2(c) shall be made not later than two Business Days after delivery to the other party of notice of demand for payment and an itemization setting forth in reasonable detail all Expenses of the party entitled to receive payment (which itemization may be supplemented and updated from time to time by such party until the 60th day after such party delivers such notice of demand for payment). All payments under this Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

                 7.3. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of MCI or of BT, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 7.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                  ARTICLE VIII

                               GENERAL PROVISIONS


                 8.1. Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII. Nothing in this Section 8.1 shall relieve any party for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

                 8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                 (a)      if to BT or Merger Sub, to

                          British Telecommunications plc
                          BT Centre
                          81 Newgate Street
                          Attention:  Colin R. Green, Secretary and
                                           Chief Legal Adviser
                          Facsimile No.:  011-44-171-356-6135

                          with copies to

                          Shearman & Sterling
                          599 Lexington Avenue
                          New York, New York  10022
                          Attention:  Creighton O'M. Condon
                          Facsimile No.:  (212) 848-7179

                          and

                          Shearman & Sterling
                          199 Bishopsgate
                          London EC2M 3TY
                          England
                          Attention:  W. Jeffrey Lawrence
                          Facsimile No.:  011-44-171-920-9020

                 (b)      if to MCI, to

                          MCI Communications Corporation
                          1801 Pennsylvania Avenue, NW
                          Attention:  Michael Salsbury, Executive Vice President
                                           and General Counsel
                          Facsimile No.:  202-887-3353

                          with a copy to

                          Simpson Thacher & Bartlett
                          425 Lexington Avenue
                          New York, New York 10017
                          Attention:  Philip T. Ruegger
                          Facsimile No.:  (212) 455-2502

                 8.3. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement" and "the date hereof" shall be deemed to refer to November 3, 1996. The parties agree that the Closing conditions set forth in Section 6.2(a) and 6.2(b), respectively, shall be deemed not to be satisfied in the event the aggregate number of outstanding shares of MCI Common Stock and shares of MCI Common Stock subject to outstanding options, warrants and rights (i) as of the date of execution of this Agreement, or (ii) issued between the date of this Agreement and the Effective Time, in either case aggregates 500,000 or more shares than as represented by MCI under Section 3.1(b) or as permitted pursuant Section 4.1(c), respectively.

                 8.4. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                 8.5. Entire Agreement; No Third Party Beneficiaries. (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

                 (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.11 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

                 8.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                 8.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                 8.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of BT without the consent of MCI, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                 8.9. Restrictive Trade Practices. Notwithstanding any other provisions of this Agreement, each party declares that it shall not give effect, and shall procure that none of its Subsidiaries shall give effect, to any restriction or restrictions contained in this Agreement which cause this Agreement to be registrable under the Restrictive Trade Practices Act 1976 until one day after particulars of this Agreement shall have been furnished to the Director General of Fair Trading. For the purposes of this Section 8.9, "Agreement" shall include any other agreement which, together with this Agreement, may form part of an agreement for the purposes of the Restrictive Trade Practices Act 1976.

                 8.10. Submission to Jurisdiction; Waivers. Each of BT and MCI irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Supreme Court of the State of New York in New York County or in the United States District Court for the Southern

District of New York, and each of BT and MCI hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of BT and MCI hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) the defense of sovereign immunity, (b) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8.10, (c) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (d) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

                 8.11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                 8.12.    Definitions.  As used in this Agreement:

                 (a) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

                 (b) "Business Day" means any day on which banks are not required or authorized to close in either the City of New York or the City of London.

                 (c)      "FCC Order" means either:

                          (i) A written order or other determination from the staff of the FCC (either in the first instance or upon review, reconsideration or other action subsequent to an order or other determination of the staff) either approving the consummation of the transactions contemplated by this Agreement or stating that no such approval is required (or, in the case of such review, reconsideration or other subsequent action, a written order or other determination to the effect set forth above or affirming or upholding, or having the effect of affirming or upholding, whether by dismissing or denying a petition for reconsideration or terminating the consideration thereof or otherwise, a previous order or determination to the effect set forth in this paragraph (i)), which order or determination shall no longer be subject to further administrative review by the FCC; or

                          (ii) A written or other determination from the FCC itself (either in the first instance or upon review, reconsideration or other action subsequent to an order or other determination of the staff of the FCC) either approving the consummation of the transactions contemplated by this Agreement or stating that no such approval is required (or, in the case of such review, reconsideration or other action subsequent to an order or determination of the staff of the FCC, a written order or other determination from the FCC itself to the effect set forth above or affirming, upholding or having the effect of affirming or upholding, whether by dismissing or denying a petition for reconsideration or application for review or terminating the consideration thereof or otherwise, an order or other determination of the staff of the FCC to the effect set forth in paragraph (i)).

         For purposes of this definition, an order or other determination of the staff shall be deemed no longer subject to further administrative review by the FCC:

                          (x) If no petition for reconsideration or application for review by the FCC of the order or determination of the staff has been filed within 30 days after the date of public notice of the order or determination, as such 30-day period is computed and as such date is defined in sections 1.104 and 1.4, as applicable, of the FCC's rules, and the FCC has not initiated review of the order or determination of the staff on its own motion within 40 days after the date of public notice of the order or determination, as such 40-day period is computed and as such date is defined in sections
                 1.117 and 1.4 of the FCC's rules, or

                          (y) If any such petition for reconsideration or application for review has been filed, or, if the FCC has initiated review of the order or determination of the staff on its own motion, the FCC itself has issued a written order or other determination or taken other action to the effect set forth in paragraph (ii) above.

                 (d) "Material Adverse Effect" means, with respect to any entity, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities (including, without limitation, contingent liabilities), financial condition or results of operations of such entity and its Subsidiaries taken as a whole.

                 (e) "the other party" means, with respect to MCI, BT and means, with respect to BT, MCI.

                 (f) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

                 (g) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                 (h) (i) "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax, and (ii) "Tax Return" means all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes.

                 8.13. Other Agreements. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of MCI and BT under the Investment Agreement, the Modified Joint Venture Agreement made the 14th day of June, 1994 between BT, Moorgate (Twelve) Limited, MCI, MCI Ventures Corporation, Shepperton Communications Company and any other agreement between the parties shall not be affected by any provision of this Agreement.

                 8.14. Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby and for any counterclaim therein.

                 IN WITNESS WHEREOF, BT, MCI and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of November 3, 1996.





                                       BRITISH TELECOMMUNICATIONS plc

ATTEST BY:
                                       By: /s/ COLIN R. GREEN
                                          --------------------------------
                                          Name: Colin R. Green
------------------------                  Title: Secretary



                                       MCI COMMUNICATIONS CORPORATION

ATTEST BY:
                                       By: /s/ BERT C. ROBERTS, JR.
                                          --------------------------------
/s/ Edward G. Freitag                     Name: Bert C. Roberts, Jr.
------------------------                  Title: Chairman and
                                          Chief Executive Officer


                                       TADWORTH CORPORATION

ATTEST BY:
                                       By: /s/ JACK GREENBERG
                                          --------------------------------
                                          Name: Jack Greenberg
------------------------                  Title: President

                                                               EXHIBIT 5.2(A) TO
                                                            THE MERGER AGREEMENT


                 RECONSTITUTION OF THE BOARD OF DIRECTORS OF BT



The Board of Directors of BT, as of the Effective Time, shall consist of the following persons:


         Sir Iain Vallance
         Bert C. Roberts, Jr.
         Sir Peter Bonfield
         Gerald H. Taylor
         Sir Colin Marshall
         Douglas L. Maine
         Robert P. Brace

and eight other members, four of whom shall be designated by BT from among the directors of BT and four of whom shall be designated by MCI from among the directors of MCI; provided that the persons designated by each party shall be reasonably acceptable to the other party.

If prior to the Effective Time, any of Messrs. Roberts, Taylor or Maine or any other person designated by MCI shall decline or be unable to serve as a director of BT, MCI shall designate another person who is a then current director of MCI; provided that such designated person shall be reasonably acceptable to BT. If prior to the Effective Time, any of Messrs. Vallance, Bonfield, Marshall or Brace or any other person designated by BT shall decline or be unable to serve as a director of BT, BT shall designate another person who is a then current director of BT; provided that such designated person shall be reasonably acceptable to MCI.

                                    ANNEX A

                           EMPLOYEE BENEFITS MATTERS


         MCI and BT agree to the following with respect to the compensation and benefits programs of MCI and its Subsidiaries:


                 1. Executive Severance Program. Effective as of the date of this Agreement, MCI shall establish an executive severance program (the "Executive Severance Program") for the benefit of approximately 20 of its senior executive officers (other than those eight individuals who are entering into Employment Agreements) (the "Covered Executives"). The Executive Severance Program shall have the terms and conditions set forth in Exhibit A to this Annex A.

                 2. Retention Bonuses for Senior Executives. Effective as of the date of this Agreement, MCI shall establish a retention bonus program (the "Executive Retention Program") for the benefit of up to 80 key executives (including those 8 executives who are entering into Employment Agreements and each of the Covered Executives). The Executive Retention Program shall provide for the granting of retention bonuses in the form of incentive stock units of MCI ("Senior Retention ISUs") entitling the holders to receive up to 3,035,000 shares of MCI Common Stock in the aggregate. The Senior Retention ISUs shall otherwise have the terms and conditions specified in Annex B to this Agreement.

                 3. Retention Bonuses for Management Employees. Effective as of the date of this Agreement, MCI shall establish a retention bonus program (the "Management Employee Bonus Program") for the benefit of up to 150 of its management employees who do not participate in the Executive Retention Program. The Management Employee Bonus Program shall provide for the payment of cash bonuses, as follows: each participant shall receive, as promptly as practicable after the Effective Time, a cash bonus in an amount equal to 50% of such management employee's base salary as of the Effective Time. Each such participant shall receive a second cash bonus as of the first anniversary of the Effective Time in an amount equal to 50% of such employee's base salary. Such bonuses will not be payable to any participant whose employment terminates for any reason other than a termination by MCI without "cause" (as defined in Exhibit B to this Annex A ("Exhibit B")) on or prior to the applicable payment date.

                 4. Retention Bonuses for Other Employees. Effective as of the date of this Agreement, MCI shall establish a retention bonus program (the "Other Employee Bonus Program") for the benefit of up to 200 of its management employees who do not participate in the Executive Retention Program or the Management Employee Bonus Program. The Other Employee Bonus Program shall provide for the payment of cash bonuses as follows: each participant shall receive, as promptly as practicable after the Effective Time, a cash bonus in an amount equal to 25% of such participant's base salary as of the Effective Time. Each such participant shall receive a second cash bonus as of the first anniversary of the Effective Time in an amount equal to 25% of such employee's base salary. Such bonuses will not be payable to any participant whose employment terminates for any reason other than a termination by MCI without "cause" (as defined in Exhibit
         B) on or prior to the applicable payment date.

                 5.       Discretionary Retention Bonus Pool.   Effective as of
         the date of this Agreement, MCI shall establish, in consultation with BT, a discretionary retention bonus pool (the "Retention Bonus Pool") in a budgeted amount of up to $100 million, to be utilized for purposes of retaining and incentivizing key employees (other than those 8 individuals who are entering into Employment Agreements, and it being understood that it is intended that the Covered Executives generally will not be eligible to participate). The Retention Bonus Pool shall be awarded to participating key employees as follows: (i) up to 1/3 shall be awarded during the period commencing as of the date of this Agreement and ending as of the Effective Time, (ii) up to 1/3 shall be awarded during the one-year period commencing as of the Effective Time and (iii) up to 1/3 shall be awarded during the one-year period commencing as of the first anniversary of the Effective Time; provided, however, that the allocation of the Retention Bonus Pool among such periods may be altered if necessary to reflect MCI's business needs.

                 6. 1997 and 1998 ISUs. During 1997, MCI shall grant incentive stock units of MCI (the "1997 ISUs") in accordance with the incentive program in effect prior to the date of this Agreement (the "1996 Program"), and with an aggregate value (determined as of the date of grant) of approximately $30 million. The 1997 ISUs shall have the terms and conditions specified in Annex B to this Agreement. It is understood that it is the intention of MCI to put into effect a short-term incentive compensation program in 1997 comparable to the 1996 Program, under which awards may be payable in the form of incentive stock units of MCI. Any such incentive stock units shall have terms consistent with the 1997 ISUs, and shall be awarded by MCI in consultation with BT.

                 7. 1997 Options. During 1997, MCI shall grant, pursuant to MCI's Stock Option Plan, options to purchase up to an aggregate of 14 million shares of MCI Common Stock (the "1997 Options") to approximately 7,000 employees of MCI. The 1997 Options shall vest in equal annual installments on each of the first three anniversaries of the date of grant; provided, however, that the unvested portion of an optionee's 1997 Options shall become fully vested in the event that the employment of such optionee is terminated without "cause" (as defined in Exhibit B). All 1997 Options that are outstanding as of the Effective Time shall be treated in the manner specified in Section 5.8(b) of the Agreement.

                 8. MCI 1990 Stock Purchase Plan. MCI shall take such actions as are necessary to cause any Offer (as such term is used in the MCI 1990 Stock Purchase Plan (the "ESPP")) to expire as of the last trading day on which the MCI Common Stock is quoted on the NASDAQ National Market immediately prior to the Effective Time (the Purchase Date"); provided, however, that such change shall be conditioned upon the consummation of the Merger. On the Purchase Date, MCI shall apply the funds credited as of such date under the ESPP within each participant's payroll withholdings account to the purchase of whole shares of MCI Common Stock in accordance with the terms of the ESPP, and shall return any residual cash.

                 9. Establishment of Compensation and Benefits Programs. Following the date of this Agreement, BT and MCI shall undertake a review of the compensation and benefits programs for employees of MCI and its Subsidiaries, and shall cooperate to determine the compensation and benefits programs that will be implemented for employees of MCI and its Subsidiaries as of and following the Effective Time. It is the intention of the parties to work together to establish new long and short-term incentive compensation and other employee benefit programs for employees of MCI and its Subsidiaries as of the Effective Time. Such programs are intended to be competitive within the industry and the locales in which MCI conducts its business, and, with respect to long and short-term incentive compensation programs, to reflect (subject to applicable requirements) the important role that equity-based compensation arrangements have played in the overall compensation philosophy of MCI. Such programs shall provide, through the second anniversary of the date of this Agreement, a level of benefits that is comparable in the aggregate to that provided under the MCI Benefit Plans as in effect immediately prior to the date of this Agreement. BT and MCI will discuss in general terms the approach that will be taken with respect to MCI's compensation and benefits programs (including any compensation and benefits programs to be adopted prior to the Effective Time), and the manner in which such programs will be implemented in practice. Notwithstanding the foregoing, to the extent that the existing MCI Benefit Plans, including the ESPP, have not been replaced by new compensation and benefits programs as of the Effective Time, such MCI Benefit Plans will continue in effect until such replacement programs have been finalized or, if earlier, the second anniversary of the date of this Agreement; provided, however, that changes may be made to any such MCI Benefit Plans that continue in effect to reflect applicable requirements.

                 10. Employment Agreements and Retention Arrangements. From and after the Effective Time, BT shall honor, and shall cause the Surviving Corporation to honor in accordance with their terms, all employment agreements and retention arrangements with current and former employees of MCI and its Subsidiaries, to the extent such agreements and arrangements are to be entered into or adopted by MCI pursuant to Section 5.9(a) of the Agreement or this Annex A.

                                                          EXHIBIT A TO ANNEX A

                           EXECUTIVE SEVERANCE POLICY


                                  INTRODUCTION

                 MCI Communication Corporation (the "Company"), a Delaware corporation, and British Telecommunications plc intend to effect a merger (the "Merger") pursuant to the Agreement and Plan of Merger dated as of November 2, 1996. In order to induce Executive to continue to serve as an executive officer of the Company during the period prior to the Merger and thereafter, the Company desires to provide Executive with certain protections on the terms and conditions set forth in this Executive Severance Policy (the "Policy");

                 1. Term. The term of this Policy shall commence on November 2, 1996 and shall terminate on December 31, 1999. (the "Termination Date").

                 2.       Termination of Employment.

                 2.1 Compensation Upon Termination of Employment. (a) If, prior to the Termination Date, the Executive's employment shall be terminated by the Company for any reason other than (i) the Executive's Disability or (ii) for Cause, or if during the term hereof, the Executive terminates Executive's employment for Good Reason, the Company shall pay or cause to be paid to the Executive an amount equal to two times the sum of (x) Executive's annual base salary as in effect on the date of termination (without regard to any decrease in Base Salary which could constitute Good Reason under this Policy) ("Base Salary") and (y) the greater of (A) the average annual bonus paid to or accrued for the Executive by the Company in respect of the three calendar years preceding the termination of employment and (B) the annual bonus paid to or accrued in respect of 1995. Such cash amounts shall be paid as follows: the amount attributable to Base Salary shall be paid in a lump sum within 10 business days following the termination of Executive's employment; provided, however, that if Executive terminates his or her employment for Good Reason such amount shall be payable over a six-month period in equal installments in accordance with the ordinary payroll practices of the Company, but no less frequently than monthly, and the amount attributable to the annual bonus shall be paid in a lump sum within 10 business days following the termination of Executive's employment.

                 In addition, Executive shall receive (i) the unpaid portion of Executive's Base Salary accrued to the date of termination, and any accrued vacation as of the date of termination; (ii) the unpaid portion of Executive's annual bonus accrued with respect to the last full fiscal year of the Company ended prior to the date of termination, at such time as such bonus would otherwise be payable; (iii) continued medical, dental and life insurance coverage for Executive and Executive's eligible dependents on the same basis as in effect immediately prior to Executive's termination of employment (without regard to any decreases in such benefits which would constitute "Good Reason" under this Policy) until the earlier of (A) 24 months after the Executive's termination of employment or (B) the commencement of coverage with a subsequent employer, but only to the extent such coverage duplicates or exceeds the coverage provided by the Company; provided, however, that with respect to any such continued coverage, the Consolidated Omnibus Budget and Reconciliation Act of 1985 coverage period shall not run during the period of continued coverage;
(iv) unless otherwise expressly elected by Executive prior to such termination and as provided in (vi) below, payment, in a cash lump sum, of all amounts deferred by Executive under any non-qualified plan of deferred compensation maintained by the Company (notwithstanding the payment provisions of any such plan to the contrary); (v) full acceleration of vesting and exercisability of any equity-based awards granted to the Executive prior to Executive's termination of employment and (vi) 24 months of age and service credit for all purposes under all defined benefit plans of the Company; provided, however, that to the extent any increase in benefits which would result from such additional age and service credits cannot be paid under the terms of any plan, the amount of such increase shall be calculated under the terms of each such plan and paid directly by the Company in the same form and at the same time that the benefits under each such plan would otherwise be paid. Payments required hereunder shall be made within 10 business days following the termination of the Executive's employment except as otherwise provided in this
Section 2.1.

                 (b) In the event of the termination of the Executive's employment prior to the Termination Date due to executive's death or Disability, the Company shall pay to the Executive (or Executive's beneficiaries, if applicable) a lump sum cash amount equal to (i) the annual rate of Executive's Base Salary as in effect on the date of termination and
(ii) the highest bonus paid to Executive under the Company's annual bonus plan during the three fiscal years preceding the termination of employment. In addition, Executive shall receive (i) the unpaid portion of Executive's Base Salary accrued to the date of termination, and any accrued vacation as of the date of termination; (ii) the unpaid portion of Executive's annual bonus accrued with respect to the last full fiscal year of the Company ended prior to the date of termination, at such time as bonus would otherwise be payable; and
(iii) unless otherwise expressly elected by Executive prior to such termination, payment, in a cash lump sum, of all amounts deferred by Executive under any non-qualified plan of deferred compensation (other than a defined benefit plan) maintained by the Company (notwithstanding the payment provisions of any such plans to the contrary). Payments required hereunder shall be made within 10 business days following the termination of the Executive's employment except as otherwise provided in this Section 2.1.

                 (c) If the Executive's employment is terminated by the Company for Cause or if the Executive resigns from Executive's employment without Good Reason, the Executive shall be entitled to receive: (i) any Base Salary accrued through the date of such resignation or termination and any accrued vacation as of the date of termination; and (ii) the unpaid portion of any annual bonus accrued in respect of any fiscal year of the Company preceding the year of termination or resignation when such bonus would otherwise be payable.

                 (d) In the event of any termination of employment hereunder, the Executive shall also receive, when due, any other compensation or benefit payable to the Executive under any plan, program or arrangement maintained by the Company, other than a severance plan or arrangement.

                 2.2 Definitions. For purposes of this Policy, the following definitions shall apply:

                 (a)      Disability.   "Disability" shall mean the Executive's
absence from the full-time performance of the Executive's duties for a period of 180 consecutive days as a result of Executive's incapacity due to physical or mental illness.

                 (b) Cause. For purposes of this Policy, "Cause" shall mean:

                 (1) a deliberate and material act or omission by the Executive with respect to Executive's duties and responsibilities with the Company that results in material harm to the Company (provided, that a financial harm of $500,000 shall be deemed to be "material"), which act or omission is (A) either the product of willful malfeasance or gross neglect, (B) committed in bad faith or without reasonable belief that such act or omission is in, or not contrary to, the best interests of the Company and (C) not remedied within 30 days after receipt of written notice from the Company specifying such breach,

                 (2) Executive's willful and material breach of the provisions of Section 8 of this Policy which is not remedied within 30 days after receipt of written notice from the Company specifying such breach; or

                 (3) Executive's plea of guilty or nolo contendere to, or nonappealable conviction of, a felony, which conviction or plea causes material damage to the reputation or financial position of the Company.

                 (c) Good Reason. For purposes of this Policy, "Good Reason" shall mean the occurrence of any of the following without the Executive's express written consent:

                 (1) The assignment to the Executive, after the Merger, of any duties inconsistent with the Executive's positions, duties, responsibilities and status with the Company and its subsidiaries immediately prior to the Merger; a change in the Executive's reporting responsibilities, title or offices that is adverse to the Executive or any removal of the Executive from or failure to re- elect the Executive to any position with the Company or its subsidiaries except in connection with the Executive's promotion or a termination of employment for Cause; provided, that no change in Executive's responsibilities that occurs as a result of the Company no longer being a public company or becoming a subsidiary after the Merger shall constitute Good Reason hereunder.

                 (2) A reduction in the Executive's Base Salary, target annual bonus or long-term incentive compensation in effect at the time of the Merger, as such salary, bonus or compensation may be increased from time to time thereafter;

                 (3) The failure to continue in effect any employee benefit plan or compensation plan in which the Executive participates prior to the Merger unless the Executive is provided with participation in other plans that provide substantially comparable benefits in the aggregate to the Executive; or the taking of any action that would substantially reduce the Executive's benefits in the aggregate; and

                 (4) After the Merger, any relocation of Executive's principal place of business on the effective date of the Policy to a location in excess of 20 miles from such work location immediately prior to the Merger;

provided, however, that an event specified in (1), (2) or (3) shall not constitute "Good Reason" if it is remedied within 30 days after receipt of written notice from Executive specifying such event.

                 2.3 Gross Up. (a) In the event it shall be determined that any payment, benefit or distribution (or combination thereof) by the Company or one or more trusts established by the Company for the benefit of its employees, to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Policy, or under the terms of any other plan, program agreement or arrangement) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), Executive shall be entitled to receive an additional payment (a "Gross-Up

Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                 (b) Subject to the provisions of Section 2.3(c), all determinations required to be made under this Section 2.3, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm as may be designated by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment shall be paid by the Company to Executive within five (5) days after the receipt of the Accounting Firm's determination.

                 (c) As soon as practicable, Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. If the Company notifies Executive in writing that it desires to contest such claim, Executive shall cooperate in all reasonable ways with the Company in such contest and the Company shall be entitled to participate in all proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
Section 2.3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if Executive is required to extend the statute of limitations to enable the Company to contest such claim, Executive may limit this extension solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                 3. Obligations Absolute; No Mitigation. (a) Except as provided in Section 8(d), the obligations of the Company to make the payments to, or other arrangements with respect to, the Executive provided for herein shall be absolute and unconditional and shall not be reduced by any circumstances, including without limitation any setoff, counterclaim, recoupment, defense or other right which the Company may have against the Executive or any third party at any time.

                 (b) Executive shall not be required to mitigate damages or the amount of any payment provided for under this Policy by seeking other employment or otherwise. No amounts paid to or earned by the Executive following his termination of employment with the Company shall reduce or be set off against any amounts payable to the Executive under this Policy.

                 4. No Effect On Other Rights. The provisions of this Policy, and any payment provided for herein, shall not supersede or in any way limit the rights, benefits, duties or obligations which the Executive may now or in the future have under any benefit, incentive or other plan or arrangement of the Company or any other agreement with the Company; provided, however, that the Executive shall not be eligible to receive severance benefits under the Company's regular severance plan during the term of this Policy.

                 5. Dispute Resolution. Any dispute or controversy arising under or in connection with this Policy shall be resolved exclusively by arbitration in Washington D.C. in accordance with the Rules of the American Arbitration Association then in effect. Judgment may be entered on an arbitrator's award relating to this Policy in any court having jurisdiction.

                 6. Legal Fees. The Company shall pay all costs and expenses, including attorney's fees and disbursements of Executive in connection with any arbitration whether or not instituted by the Company or Executive, relating to the interpretation or enforcement of any provision of this Policy, if Executive prevails in such arbitration on any substantive issue.

                 7. Assignment. Neither this Policy nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company must assign this Policy to any successor (whether by merger, purchase or otherwise) to all or substantially all of the assets or businesses of the Company, and shall require such successor to assume expressly the obligations of the Company hereunder.

                 8.  Nondisclosure of Confidential Information;
Non-Competition.  (a)   Executive may not, without the prior written consent of
the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company or any of its affiliates, except (i) while employed by the Company, in the business of and for the benefit of the Company, (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information or (iii) to Executive's counsel. For purposes of this Section 8(a), "Confidential Information" shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information of the Company and its affiliates (the "Restricted Group") or customers, that, in any case, is not otherwise available to the public (other than by Executive's breach of the terms hereof).

                 (b) During the period of Executive's employment hereunder, and in the event the Executive terminates his or her employment for Good Reason, for six months thereafter, Executive may not (A) directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is in competition with the business of the Company or any other member of the Restricted Group with which Executive has been principally employed during the term of this Policy (an "Applicable Group Member") and (B) on Executive's own behalf or on behalf of any person, firm or company, other than the Restricted Group, solicit or offer employment to any person who has been employed by the Restricted Group at any time during the 12 months immediately preceding such solicitation.

                 (c) For purposes of this Section 8, a business shall be deemed to be in competition with the Company or Applicable Group Member if it is principally involved in the purchase, sale or other dealing in any property or the rendering of any service purchased, sold, dealt in or rendered by the Company or Applicable Group Member as a material part of the business of the Company or Applicable Group Member within the same geographic area in which the Company or Applicable Group Member makes such purchases, sales or dealings or renders such services. Nothing in this Section 8 shall be construed so as to preclude Executive from investing in any publicly or privately held company, provided Executive's beneficial ownership of any class of such company's securities does not exceed 1% of the outstanding securities of such class.

                 (d) In the event the Executive engages in conduct which is proscribed by the terms of Section 8(a) or (b) of this Policy, the Company may, in addition to pursuing any other remedies it may have in law or in equity, cease providing any severance payments or benefits otherwise due under the terms of this Policy.

                 9. Beneficiaries; References. Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of Executive's incompetence, reference in this Policy to Executive shall be deemed, where appropriate, to refer to Executive's beneficiary, estate or other legal representative. Any reference to the masculine gender in this Policy shall include, where appropriate, the feminine.

                 10. Separability. If any provision of this Policy shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

                 11. Governing Law. This Policy shall be construed, interpreted and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.

                 12. Withholding. The Company shall be entitled to withhold from payment any amount of withholding required by law.

                 13. Amendment. This Policy may not be amended or in any way modified or terminated on or after the date of the Merger.



November 2, 1996

                                                            EXHIBIT B TO ANNEX A


         For purposes of Annexes A and B to the Merger Agreement, the following terms are defined as set forth below:

ISU Holders.

Cause. For purposes of the Converted ISUs and the 1997 ISUs, "Cause" shall mean (i) "Cause" as defined in the participant's employment agreement, or if applicable to such participant, the Executive Severance Program, and (ii) with respect to any other participant,:

                          (a) a deliberate and material act or omission by the participant with respect to the participant's duties and responsibilities with MCI that results in demonstrable harm to MCI, which act or omission is (A) either the product of willful malfeasance or gross neglect, (B) committed in bad faith or without reasonable belief that such act or omission is in, or not contrary to, the best interests of MCI and (C) not remedied within 30 days after receipt of written notice from MCI specifying such breach, or

                          (b) the participant's plea of guilty or nolo contendere to, or nonappealable conviction of, a felony, which conviction or plea causes material damage to the reputation or financial position of MCI.

Constructive Discharge.   For purposes of the Converted ISUs and the 1997 ISUs,
                          "Constructive Discharge" shall mean (i) "good reason" as defined in the participant's employment agreement or, if applicable to such participant, the Executive
                          Severance Program, and (ii) with respect to any other participant, the occurrence of any of the following without the participant's express written consent:

                          (a) The assignment to the participant of any duties materially inconsistent with the participant's current position, duties or responsibilities with MCI and its subsidiaries to the detriment of the participant, provided that no change in the participant's position, duties or responsibilities that occurs as a result of MCI no longer being a public company or becoming a subsidiary after the Merger shall constitute Constructive Discharge hereunder; or

                          (b) A material reduction in the sum of the participant's base salary, target annual bonus and long-term incentive, as such salary and incentive may be increased from time to time;

                          provided, however, that an event specified in (a) or
                          (b) above shall not constitute "Constructive
                          Discharge" if it is remedied within 30 days after receipt of written notice from the participant specifying such event.

Optionholders; Management Employee Bonus Program and Other Employee Bonus
Program.

                 With respect to options held by employees of MCI not holding Converted ISUs or 1997 ISUs (and bonuses to be paid to employees of MCI under the Management Employee Bonus Program and Other Employee Bonus Program), the concept of Constructive Discharge shall not apply and the definition of "Cause" set forth below shall apply.

                 Cause.   "Cause" shall mean:

                          (1) a failure by the employee to perform his or her employment duties and responsibilities with MCI; or

                          (2) the employee's plea of guilty or nolo contendere to, or nonappealable conviction of, a felony.

                                    ANNEX B

           SUMMARY OF TERMS AND CONDITIONS OF SENIOR RETENTION ISUs,
                   1997 ISUs AND CONVERTED ISUs TO BE GRANTED
                 PURSUANT TO THIS AGREEMENT AND ANNEX A HERETO


1.       In General

         o All MCI ISUs will be granted pursuant to the MCI 1989 Stock Option Plan.

         o Each MCI ISU will entitle the holder to receive an unrestricted, fully transferable share of MCI Common Stock as of the applicable payment date specified in the award agreement, or cash in the event the ISU is deferred by the holder and diversified into fixed income or equity investments offered by MCI.

         o MCI ISU's will vest on the terms and conditions described below.

         o In the event of a termination of the holder's employment for any reason, any MCI ISUs that have not previously vested (and which do not vest by reason of such termination, as described below) will be forfeited and cancelled.

         o MCI ISUs will not be transferable other than by will or the laws of descent and distribution.

         o The Cash Consideration that would have been paid to a holder of an MCI ISU pursuant to Section 5.8(e) of this Agreement shall, at the election of the holder, be credited to an account providing for deferral into certain equity or fixed income investments offered by MCI.

         o Payment in respect of an MCI ISU will be subject to applicable withholding taxes.

         o All MCI ISUs that remain outstanding as of the Effective Time will be treated in the manner specified in Section 5.8(e) of this Agreement.

2.       Converted ISUs

         o Each Converted ISU will vest in accordance with the original vesting schedule for the related MCI Restricted Share; provided, however, that each such Converted ISU will become 100% vested on the third anniversary of the date of this Agreement.

         o Upon a termination of the holder's employment, the unvested portion of such holder's Converted ISUs will only be forfeited in the event that such termination is for "cause," or such holder's resignation is not due to "constructive discharge" (as such terms are defined in Exhibit B); each such Converted ISU would fully vest upon any other termination of employment (including death or disability).

         o Each Converted ISU will provide for the payment, deferral or reinvestment, at the holder's election pursuant to a program established by MCI prior to the Effective Time, of dividend equivalents equal to the amount of any dividends that would have been paid to the holder thereof following the Effective Time had the BT ADSs underlying such Converted ISUs been issued and outstanding on the applicable dividend record date.

3.       Senior Retention ISUs

         o Each Senior Retention ISU will vest over three years: 1/3 as of the Effective Time, 1/3 on the first anniversary of the Effective Time and 1/3 on the second anniversary of the Effective Time.

4.       1997 ISUs

         o Each 1997 ISU will vest in equal annual installments on each of the first three anniversaries of the date of grant.

         o Upon a termination of the holder's employment, the unvested portion of such holder's 1997 ISUs will only be forfeited in the event that such termination is for "cause," or if such holder's resignation is not due to "constructive discharge" (as such terms are defined in Exhibit B); each such 1997 ISU would fully vest upon any other termination of employment (including death or disability).

         o Each 1997 ISU will provide for the payment, deferral or reinvestment, at the holder's election pursuant to a program established by MCI prior to the Effective Time, of dividend equivalents equal to the amount of any dividends that would have been paid to the holder thereof following the Effective Time had the BT ADSs underlying such 1997 ISUs been issued and outstanding on the applicable dividend record date.